Exhibit 10.31

OFFICE LEASE

BETWEEN

1201 TAB OWNER, LLC (“LANDLORD”)

AND

ACCOLADE, INC. (“TENANT”)

1201 Third Avenue

Seattle, Washington

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

OFFICE LEASE

ARTICLE ONE

BASIC LEASE PROVISIONS

1.01	BASIC LEASE PROVISIONS

(1)	BUILDING AND ADDRESS:

1201 Third Avenue
Seattle, Washington 98101

(2)	LANDLORD AND ADDRESS:

1201 TAB Owner, LLC,
a Delaware limited liability company

Notices to Landlord shall be addressed:

1201 TAB Owner, LLC
c/o Wright Runstad & Company
1201 Third Avenue, Suite 520
Seattle, Washington 98101

with copies to the following:

1201 TAB Manager, LLC
c/o Metropolitan Life Insurance Company
425 Market Street, Suite 1050
San Francisco, CA 94105
Attention: Regional Director

(3)	TENANT AND CURRENT ADDRESS:

	(a)	Name:	Accolade, Inc.

	(b)	State of formation and type of entity:	Delaware corporation

Tenant shall promptly notify Landlord of any change in the foregoing items.

Notices to Tenant shall be addressed:

Accolade, Inc.
660 West Germantown Pike, Suite 500
Plymouth Meeting, PA 19462
Attn: Legal Department

	(c)	Federal Tax Identification Number:	01-0969591

(4)	DATE OF LEASE: As of May 28, 2019.

(5)

LEASE TERM: Ten (10) years, five (5) months plus any partial month at the beginning of the Term, beginning on the Commencement Date and expiring on the Expiration Date (subject to adjustment as provided herein).

(6)	PROJECTED COMMENCEMENT DATE: October 1, 2019.

(7)	EXPIRATION DATE: The last day of the one hundred twenty-fifth (125th) full calendar month after the Commencement Date.

(8)

COMMENCEMENT DATE: The earlier to occur of (a) the Date of Substantial Completion of the Landlord Work as described in the Workletter (including, without limitation, a valid temporary or final certificate of occupancy if applicable), or (b) the date that Tenant occupies the Premises for purposes of operating its business.

(9)	MONTHLY BASE RENT (The Monthly Base Rent for the sixth month of the Term is due upon mutual execution of this Lease.):

Period		Fully Serviced		Monthly Base
(Months)	Months	Base Rent		Rent	Yearly Base Rent
Partial Month	First Partial Month	$51.00		$191,602.75	$2,299,233.00 (prorated)
12	1-12***	$51.00	***	$191,602.75	$2,299,233.00
12	13-24	$52.28		$196,392.82	$2,356,713.83
12	25-36	$53.58		$201,302.64	$2,415,631.67
12	37-48	$54.92		$206,335.21	$2,476,022.46
12	49-60	$56.29		$211,493.59	$2,537,923.02
12	61-72	$57.70		$216,780.92	$2,601,371.10
12	73-84	$59.14		$222,200.45	$2,666,405.38
12	85-96	$60.62		$227,755.46	$2,733,065.51
12	97-108	$62.14		$233,449.35	$2,801,392.15
12	109-120	$63.69		$239,285.58	$2,871,426.95
5	121-125	$65.28		$245,267.72	$2,943,212.63 (prorated)

*** Subject to the Rent Abatement Period in Article 3 hereof.

(10)	BASE OPERATING EXPENSES:	The amount of Operating Expenses for the 2019 calendar year (which year is the “Base Year”).

(11)	RENTABLE AREA OF THE BUILDING:	1,128,575 square feet

(12)	RENTABLE AREA OF THE PREMISES:	45,083 square feet

(13)	SECURITY:	Cash or a Letter of Credit in the amount of $1,084,479.58 (subject to Article Five).

(14)	SUITE NUMBER OF PREMISES:	1700 and 1800

(15)	TENANT’S SHARE:	3.9947%

(16)	TENANT’S USE OF PREMISES:	General office use.

(17)	BROKERS:

	Landlord’s Broker:	Joe Gowan, Lloyd Low, and Kathryn Pope
JLL, Inc.

	Tenant’s Broker:	Eric Postle and Leo Backer
Washington Partners

(18)	TENANT IMPROVEMENT ALLOWANCE:	$90 per rentable square foot

(19)	SPACE PLAN ALLOWANCE: $0.20 per rentable square foot.

(20)	PARKING: Tenant has the option to use up to thirty (30) parking spaces in accordance with Section 3 of the Rider.

1.02	ENUMERATION OF EXHIBITS

The Exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

RIDER	Additional Provisions
EXHIBIT A	Premises Floor Plan
EXHIBIT B	Workletter Agreement
EXHIBIT C	Legal Description of the Land
EXHIBIT D	Rules and Regulations
EXHIBIT E	Commencement Date Agreement
EXHIBIT F	Fair Market Rental Rate Determination
EXHIBIT G	Form of Letter of Credit
EXHIBIT H	Forms of Landlord Consent
EXHIBIT I	Form of SNDA

1.03	DEFINITIONS

For purposes hereof, the following terms shall have the following meanings:

ADJUSTMENT YEAR: The applicable calendar year or any portion thereof after the Base Year specified in the definition of Base Operating Expenses in Section 1.01(10) for which a Rent Adjustment computation is being made.

AFFILIATE: Any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant. For purposes of this definition, the word “control,” as used above means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person. The word “Person” means an individual, partnership, trust, corporation, firm or other entity.

BASE OPERATING EXPENSES: The amount of Operating Expenses as specified in Section 1.01(10).

BASE YEAR: The calendar year specified in Section 1.01(10).

BUILDING: The office building located at the address specified in Section 1.01(1).

COMMENCEMENT DATE: The date specified in Section 1.01(8).

COMMON AREAS: All areas of the Real Property made available by Landlord from time to time for the general common use or benefit of the tenants of the Building, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.

DECORATION: Tenant Alterations which do not (i) exceed Thirty Thousand Dollars ($30,000.00) in any calendar year (exclusive of painting, carpeting, or artwork, for which there is no monetary threshold requiring landlord’s consent), (ii) require a building permit, or (iii) affect any of the structural elements of the Building, or any of the Building’s systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.

DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America, N.A., at its San Francisco headquarters as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.

EARLY ACCESS PERIOD: The period beginning fourteen (14) days prior to the date on which Landlord anticipates that the Commencement Date will occur, as set forth in a letter provided to Tenant not less than fourteen (14) days prior to the Commencement Date, and ending on the Commencement Date.

ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material, or pertaining to environmental conditions on, under or about the Premises or any part of the Property, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

EXPIRATION DATE: The date specified in Section 1.01(7) unless changed by operation of Article Two or Section 4(i) of the Rider.

FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of the applicable party, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.

HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls.

INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.

LAND: The parcel(s) of real estate on which the Building and Common Areas and other improvements are located, as described on Exhibit C attached hereto.

LANDLORD WORK: The construction or installation of improvements to the Premises, if any, to be furnished by Landlord, specifically described in the Workletter or Exhibits attached hereto.

LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant’s activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.

LEASE: This instrument and all Exhibits, riders and addenda attached hereto, as may be amended from time to time.

MONTHLY BASE RENT: The monthly rent specified in Section 1.01(9), subject to the provisions of Section 2.04.

MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.

NATIONAL HOLIDAYS: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other holidays recognized by Landlord and the janitorial and other unions servicing the Building in accordance with their contracts provided that Landlord provides Tenant with reasonable advance written notice of any such other holidays. If in the case of any holiday listed, a different day shall be observed than the respective day listed, then that day which constitutes the day observed by national banks in Seattle, Washington, on account of such holiday shall constitute the National Holiday under this Lease.

OPERATING EXPENSES: All Taxes, costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, replacement and repair of the Property (including the cost of changing utility service providers). Operating Expenses shall not include, (i) costs of alterations of the premises of tenants of the Property, (ii) costs of capital improvements or capital repairs to the Property (except for the amortized portion of capital improvements and capital replacements installed after the Base Year for the purpose of reducing or controlling Operating Expenses or complying with applicable Laws that are enacted, or first interpreted to apply to the Property, after the Commencement Date - Landlord’s reasonable determination as to whether an improvement or replacement is a capital improvement or replacement or an expense shall be binding), (iii) depreciation charges, (iv) interest and principal payments on loans (except for loans for capital expenditures or improvements which Landlord is allowed to include in Operating Expenses as provided above), (v) ground rental payments, (vi) real estate brokerage and leasing commissions, (vii) advertising and marketing expenses directed at leasing the Property to new tenants, (viii) costs of Landlord reimbursed by insurance proceeds or that would have been reimbursed had Landlord carried the insurance required by this Lease, (ix) expenses incurred in negotiating leases of other tenants in the Property or enforcing lease obligations of other tenants in the Property, (x) Landlord’s or Landlord’s property manager’s corporate general overhead or corporate general administrative expenses, (xi) costs incurred in connection with the sale, financing or refinancing of the Building, (xii) fines, interest and penalties incurred due to the late payment of Taxes, (xiii) organizational expenses associated with the creation and operation of the entity which constitutes Landlord, or any penalties, fines or damages that Landlord pays to Tenant under the Lease, or to other tenants in the Building under their respective leases, or to any governmental authority for violation of any Laws; (xiv) attorneys’ fees, fines, or penalties due to the violation of Law by Landlord; (xv) wages and benefits of employees who do not devote substantially all of their time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building; (xvi) any liabilities, costs or expenses associated with or incurred in connection with any Hazardous Materials (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease and costs related to Hazardous Materials introduced on the Property by any party not under the reasonable control of Landlord); (xvii) costs of operating and maintaining any athletic or recreational club, daycare, or similar facility for which a use fee is charged unless any income generated from such facilities is used to reduce Operating Expenses; (xviii) costs, fees and compensation (excluding, however, management fees) paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceed the charges for comparable services rendered by unaffiliated third parties of comparable stature and reputation; (xix) cost of acquiring works of art; (xx) contributions and donations made by Landlord to political or charitable organizations; and (xxi) property management fees to the extent in excess of three percent 3% of the gross revenues from the Property. If any Operating Expense relates to more than one (1) calendar year, such expense shall be reasonably allocated among such related calendar years by Landlord.

PREMISES: The space located in the Building consisting of 45,083 rentable square feet as depicted on Exhibit A attached hereto.

PROJECTED COMMENCEMENT DATE: The date specified in Section 1.01(6).

PROPERTY: The Property consists of the Building, the Land, parking area and structure(s), and all other improvements on the Land or directly benefiting the Building from time to time, and all additional facilities directly benefiting the Building which are constructed after the date of this Lease, including any variations, additions or improvements thereto, but excluding any additional office building(s), if any built on the Land. Landlord shall have no obligation to build any additional building(s) or facilities, and shall have no liability whether or not any are built. The Property also includes Landlord’s personal property, fixtures, machinery, equipment, systems and apparatus located in or on, or used in conjunction with, the foregoing.

REAL PROPERTY: The Property excluding any personal property.

RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.

RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses. The Rent Adjustments shall be determined and paid as provided in Article Four.

RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord’s estimate of the Rent Adjustment attributable to the applicable Adjustment Year. On or before the beginning of each Adjustment Year or with Landlord’s Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of the excess, if any, of Operating Expenses over Base Operating Expenses. Prior to the first determination by Landlord of the amount of Base Operating Expenses, Landlord may estimate that amount in the foregoing calculation. Landlord shall have the right from time to time during any Adjustment Year to provide a new or revised estimate of Operating Expenses and to notify Tenant in writing thereof, of corresponding adjustments in Tenant’s Rent Adjustment Deposit payable over the remainder of such year, and of the amount or revised amount due allocable to months preceding such change. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change.

RENTABLE AREA OF THE BUILDING: The amount of square footage set forth in Section 1.01(11), which represents the sum of the rentable area of all space for occupancy in the Building.

RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01(12), subject to the provisions of Section 2.04.

SECURITY: Cash or a Letter of Credit in the amount specified in Section 1.01(13) as Security paid and/or delivered to Landlord as security for Tenant’s performance of its obligations under this Lease all as more particularly provided in Article Five.

STANDARD OPERATING HOURS: Monday through Friday from 7 A.M. to 6 P.M. and Saturday from 9 A.M. to 1 P.M., excluding National Holidays.

SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Landlord Work except for minor insubstantial details of construction, decoration or mechanical adjustments which do not impair the use or operations thereof and remain to be done.

TAXES: All federal, state and local governmental taxes, sewer and similar charges, assessments and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys’ fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, general income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes. Taxes expressly include, without limitation, the portion of the City of Seattle Waterfront Local Improvement District assessment against the Property or any portion thereof.

TENANT ADDITIONS: Collectively, Landlord Work and Tenant Alterations.

TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises (excluding Landlord Work); and any supplementary air-conditioning systems installed by Landlord or by Tenant at Landlord’s request pursuant to Section 6.01(b).

TENANT DELAY: Any event or occurrence which actually delays the Substantial Completion of the Landlord Work which is caused by or is described as follows (provided that a Tenant Delay shall only be deemed to occur if Landlord provided Tenant with a written notice of the same within three (3) business days of Landlord becoming aware of the same):

(i)                                     special work, changes, alterations or additions requested or made by Tenant in the design or finish in any part of the Premises after approval of the plans and specifications (as described in the Workletter);

(ii)                                  Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise;

(iii)                               the performance or completion by Tenant or any person engaged by Tenant of any work in or about the Premises; or

(iv)                              Tenant’s failure to perform or comply with any obligation or condition binding upon Tenant pursuant to the Workletter, including the failure to timely approve and pay for such Landlord Work or other items if and to the extent the Workletter provides they are to be approved or paid by Tenant.

TENANT’S SHARE: The percentage specified in Section 1.01(15) which represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Building, subject to the provisions of Section 2.04.

TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.

TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant’s right to possession of the Premises terminates.

WORKLETTER: The agreement regarding the manner of completion of Landlord Work set forth on Exhibit B attached hereto.

ARTICLE TWO

PREMISES, TERM, FAILURE TO GIVE POSSESSION, EARLY ACCESS

AND CONDITION OF THE PREMISES

2.01        LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (except with respect to the payment of Monthly Base Rent and Rent Adjustments) as of the date of such possession.

2.02        TERM

(a)           The Term begins on the Commencement Date and expires on the Expiration Date unless sooner terminated as provided herein.

(b)           If requested by Landlord, Landlord and Tenant shall enter into the Commencement Date Agreement in the form attached as Exhibit E hereto confirming the Commencement Date, the Monthly Base Rent Schedule, and the status of Tenant Additions to the Premises. If Tenant fails to enter into such agreement, then the Commencement Date, Monthly Base Rent Schedule and other information contained in the Proposed Commencement Date Agreement shall be the dates and other statements designated by Landlord in such agreement.

2.03        FAILURE TO GIVE POSSESSION

If Landlord shall be unable to give possession of the Premises by the Projected Commencement Date (i) by reason of the Landlord Work is not Substantially Complete, (ii) by reason of the holding over or retention of possession of any tenant, tenants or occupants, or (iii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, no such failure to give possession by the Projected Commencement Date shall affect the validity of this Lease or the obligations of Tenant hereunder. However, notwithstanding the foregoing, except to the extent caused by any Tenant Delay, if the Commencement Date (i) does not occur by December 1, 2019, then the Rent Abatement Period will be extended by one (1) day for each one (1) day after December 1, 2019 until the earlier of the Commencement Date or December 31, 2019; and (ii) does not occur by January 1, 2020, then the Rent Abatement Period will be extended by two (2) days for each one (1) day of delay after January 1, 2020 until the Commencement Date occurs. The Premises shall be deemed to be ready for Tenant’s occupancy and Substantially Complete in the event the Landlord Work is Substantially Complete in fact, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant Delay and/or Default on the part of Tenant and/or its subtenant or subtenants then the Premises shall be deemed to be ready for Tenant’s occupancy and Substantially Complete on the date on which the Landlord Work would have been Substantially Complete had the Tenant Delay and/or Default not occurred and the Commencement Date will be adjusted accordingly. In the event of any dispute as to whether the Landlord Work is Substantially Complete, the decision of Landlord’s architect shall be final and binding on the parties.

2.04        AREA OF PREMISES

Landlord and Tenant agree that for all purposes of this Lease, the Rentable Area of the Premises and the Rentable Area of the Building as set forth in Article One are controlling and are not subject to revision after the date of this Lease except as otherwise provided herein. In the event that the demising walls of the Premises are to be built or modified after the date of execution of the Lease (either upon Tenant’s initial occupancy or any subsequent change in the Premises pursuant to other provisions of this Lease), then when such demising walls are Substantially Complete, Landlord shall have the right to verify or correct the square footage of the Rentable Area of the Premises and accordingly adjust other amounts hereunder based upon such square footage.

2.05        CONDITION OF PREMISES

(a)           Tenant acknowledges that except as may be expressly provided herein, if at all, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of any part of the same for the conduct of Tenant’s business. Except as expressly set forth in Section 2.05(b) below, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in a good and sanitary order, condition and repair acceptable to Tenant. However, notwithstanding anything to the contrary, Landlord shall as of the Commencement Date deliver the Premises to Tenant (i) in compliance with all applicable laws, codes, ordinances and regulations; (ii) broom clean; and (iii) free and clear of other tenants and occupants, and their personal property.

(b)           Tenant shall notify Landlord in writing within nine (9) months after the Commencement Date of any defects in the Premises or in the materials or workmanship furnished by Landlord, if any. Except for defects stated in such notice, and subject to Landlord’s delivery, repair and maintenance obligations under this Lease, Tenant shall be conclusively deemed to have accepted the Premises “AS IS” in the condition existing on the date Tenant first takes possession and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the defects stated in such notice that render the Premises unsafe or unsuitable for therein permitted uses unless Landlord reasonably disputes the existence of any such defects. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease or in the Workletter.

2.06        EARLY ACCESS

Tenant, its agents and contractors shall have reasonable access to the Premises during the Early Access Period for the sole purpose of installing Tenant’s furniture, telecommunications, fixtures, telephone systems, and computer cabling as provided in the Workletter. Such access shall be fully coordinated with Landlord in advance, and neither Tenant nor its contractors, employees nor agents shall interfere with the Landlord Work. All of the terms and conditions of this Lease, including Tenant’s insurance and indemnification obligations hereunder but excluding any obligation to pay Rent, shall apply during the Early Access Period.

ARTICLE THREE

RENT

Except as otherwise expressly set forth in this Lease, Tenant agrees to pay to Landlord at the first office specified in Section 1.01 (2), or to such other persons, or at such other places, designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, except as otherwise set forth in this Lease, all Rent during the Term as and when due pursuant to this Lease. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the installment of Monthly Base Rent for any partial month at the beginning of the Term shall be paid prior to the Commencement Date and the installment of Monthly Base Rent due for the sixth (6th) month of the Term shall be paid by Tenant to Landlord within thirty (30) days following the Date of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid provided, however, that Tenant shall be entitled to notice and an additional three (3) business day grace period before the imposition of Default Interest the first time in any calendar year that Tenant does not timely pay Rent hereunder. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease.

Notwithstanding the foregoing, Tenant’s obligation to pay Rent shall be conditionally abated during the first five (5) full calendar months of the Term (the “Rent Abatement Period”) in an amount not to exceed $958,013.75. Such abatement shall apply to Rent only and shall not apply to any other sums payable under this Lease. The abatement of Rent described above is expressly conditioned on Tenant’s performance of its obligations under this Lease throughout the Term, and the amount of the abated Rent is based in part on the amount of Rent due under this Lease for the full Term. If Tenant Defaults under this Lease and such Default continues beyond the applicable notice and cure period, then Tenant shall immediately, on demand, pay to Landlord, in addition to all other amounts and damages to which Landlord is entitled, the unamortized amount of Rent which would otherwise have been due and payable during the Rent Abatement Period (based on the straight-line amortization of the abated Rent across the initial Term plus interest at the rate of 8% per annum).

ARTICLE FOUR

RENT ADJUSTMENTS AND PAYMENTS

4.01        RENT ADJUSTMENTS

Tenant shall pay to Landlord Rent Adjustments, including Rent Adjustment Deposits, with respect to each Adjustment Year as follows:

(i)                                     The Rent Adjustment Deposit representing Tenant’s Share of Operating Expenses for the applicable Adjustment Year in excess of Base Operating Expenses, monthly during the Term with the payment of Monthly Base Rent; and

(ii)                                  Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02. Rent Adjustments due from Tenant to Landlord for any Adjustment Year shall be Tenant’s Share of Operating Expenses for such year in excess of Base Operating Expenses.

4.02        STATEMENT OF LANDLORD

Within one hundred twenty (120) days after the expiration of the Base Year and each Adjustment Year thereafter, Landlord will furnish Tenant a statement (“Landlord’s Statement”) showing the following:

(i)            Base Operating Expenses and thereafter Operating Expenses for the last Adjustment Year;

(ii)                                  The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and

(iii)                               Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord’s Statement.

Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord’s Statement. Any amounts due from Landlord to Tenant as a result of an overpayment by Tenant of any Rent Adjustment, as determined pursuant to this Section 4.02 shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant within thirty (30) days after delivery of Landlord’s Statement if the Term has already expired provided Tenant is not in Default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section 4.02. Landlord’s failure to deliver Landlord’s Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items or constitute a waiver or release of Tenant’s obligations to pay such amounts unless Landlord shall fail to deliver Landlord’s Statement within twelve (12) months after the end of the applicable Base Year or Adjustment Year (the foregoing shall not, however, be construed as prohibiting Landlord from recalculating in future years the amount that should have been owed, sending Tenant a corrected Landlord’s Statement, and charging or crediting Tenant for amounts due or owed thereunder). The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant’s obligation to pay Rent Adjustments survives the expiration or termination of the Lease.

4.03        BOOKS AND RECORDS

Landlord shall maintain books and records showing Operating Expenses in accordance with sound accounting and management practices, consistently applied. Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, at Tenant’s sole expense (except as set forth below), at any time from delivery of a Landlord’s Statement until the end of the ninetieth (90th) day after such Landlord’s Statement is delivered, to examine Landlord’s books and records with respect to the items in the applicable Landlord’s Statement during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not notify Landlord that Tenant intends to examine Landlord’s books and records by the end of the ninetieth (90th) day after Landlord’s Statement is delivered, then the Landlord’s Statement shall be considered final and accepted by Tenant.

Within sixty (60) days after Tenant gives Landlord written notice exercising such right and Landlord makes available the books and records, the desired examination must be completed and a copy of the report of such examination must be delivered to Landlord, or such examination shall be deemed abandoned and Tenant shall be deemed to have waived all objections to and right to examine such Landlord’s Statement. Notwithstanding any exercise of such right or dispute by Tenant of the amount due, pending final resolution of such examination or dispute as provided herein, Tenant shall pay Landlord the amount due to the Landlord as shown on Landlord’s Statement when due as provided above, without prejudice to Tenant’s exercise of its right to examine as set forth herein. Any records obtained by Tenant shall be treated as confidential. Any accounting firm designated by Tenant to perform such examination may not be compensated on a contingency fee basis. The results of any such examination (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its designees. If Tenant objects to the applicable Landlord’s Statement, Tenant shall deliver to Landlord and its designees a copy of the report of Tenant’s examination. Landlord and Tenant each shall use its reasonable efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses. If after such review and efforts to resolve any discrepancies, it is reasonably determined that Tenant’s Share of the combined Operating Expenses for the immediately preceding calendar year were: (a) underpaid by Tenant, then Tenant shall pay to Landlord such deficiency within thirty (30) days; or (b) overpaid by Tenant, then Landlord shall credit such overpayment against Rent next coming due from Tenant, except if such determination occurs after the expiration or earlier termination of the Term, Landlord shall refund any amount due Tenant within thirty (30) days. If Tenant’s examination discloses that any Rent Adjustment paid by Tenant exceeds Tenant’s Share of Operating Expenses by more than five percent (5%), in addition to providing a credit or refund for the overpayment, Landlord shall reimburse Tenant for its reasonable out of pocket costs incurred to complete Tenant’s examination up to a maximum of $2,500.

4.04        PARTIAL OCCUPANCY

For purposes of determining Base Operating Expenses and Rent Adjustments, if the Building is less than ninety-five percent (95%) occupied during all or a portion of any year during the Term, Landlord may make appropriate adjustments to the Operating Expenses that vary with occupancy for such year employing sound accounting and management principles consistently applied, to determine the amount of Operating Expenses that would have been paid or incurred by Landlord had the Building been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year; provided that Landlord shall make this adjustment for the Base Year if the Building is less than ninety-five percent (95%) occupied during all or a portion of the Base Year. In the event that the Real Property is not fully assessed for all or a portion of any year during the Term, then Taxes shall be adjusted to an amount which would have been payable in such year if the Real Property had been fully assessed. In the event any other tenant in the Building provides itself with a service of a type which Landlord would supply under the Lease without an additional or separate charge to Tenant, then Operating Expenses shall be deemed to include the cost Landlord would have incurred had Landlord provided such service to such other tenant.

4.05        TENANT OR LEASE SPECIFIC TAXES

In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other Rent and charges to be paid by Tenant, Tenant shall pay to Landlord, to the extent that any such taxes are not separately assessed or billed to Tenant, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of Rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (c) upon the measured value of Tenant’s personal property located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from Landlord Work or Tenant Alterations to the Premises, whether title thereto is in

Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.05 shall not be included in any computation of Taxes payable as part of Operating Expenses pursuant to Sections 4.01 and 4.02.

ARTICLE FIVE

SECURITY

(a)           Tenant, at Tenant’s sole cost and expense, shall provide Landlord, simultaneously with Tenant’s execution and delivery of this Lease to Landlord, with the Letter of Credit (defined below) or cash in the amount of the Security specified in Section 1.01(13) as security (“Security”) for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this Lease. If Tenant fails timely to perform (within applicable notice and cure periods) any of the terms, provisions, covenants and conditions of this Lease or any other document executed by Tenant in connection with this Lease, including, but not limited to, the payment of Rent or the repair of damage to the Premises caused by Tenant (excluding normal wear and tear), then Landlord may use, apply, or retain the whole or any part of the Security for the payment of any Rent not paid when due, for the cost of repairing such damage, for the cost of cleaning the Premises, for the payment of any other sum which Landlord may expend or may be required to expend by reason of Tenant’s failure to perform, and otherwise for compensation of Landlord for any other loss or damage to Landlord occasioned by Tenant’s failure to perform, including, but not limited to, any loss of future Rent and any damage or deficiency in the reletting of the Premises (whether such loss, damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord) and the amount of the unpaid past Rent, future Rent loss, and all other losses, costs and damages that Landlord would be entitled to recover if Landlord were to pursue recovery under Section 11.02 of this Lease. If Landlord so uses, applies or retains all or part of the Security, Tenant shall within ten (10) business days after demand pay or deliver to Landlord in immediately available funds the sum necessary to replace the amount used, applied or retained. If Tenant has fully and faithfully performed and observed all of Tenant’s obligations under the terms, provisions, covenants and conditions of this Lease, the Security (except any amount retained for application by Landlord as provided herein) shall be returned or paid over to Tenant no later than sixty (60) days after the latest of: (i) the Termination Date; (ii) the removal of Tenant from the Premises; (iii) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; or (iv) the date Rent Adjustments owed pursuant to this Lease have been computed by Landlord and paid by Tenant. Provided, however, in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.

(b)           The Security shall not be deemed an advance Rent deposit or an advance payment of any kind, or a measure of Landlord’s damages with respect to Tenant’s failure to perform, nor shall any action or inaction of Landlord with respect to it or its use or application be a waiver of, or bar or defense to, enforcement of any right or remedy of Landlord. Landlord shall not be required to keep the Security separate from its general funds and shall not have any fiduciary duties or other duties (except as set forth in this Article Five) concerning the Security. Tenant shall not be entitled to any interest on the Security. In the event of any sale, lease or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Security, or balance thereof, to the vendee, transferee or lessee and any such transfer shall release Landlord from all liability for the return of the Security. Tenant thereafter shall look solely to such vendee, transferee or lessee for the return or payment of the Security. Tenant shall not assign or encumber or attempt to assign or encumber the Security or any interest in it, and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance, and regardless of one or more assignments of this Lease, Landlord may return the Security to the original Tenant without liability to any assignee. Tenant hereby waives any and all rights of Tenant under the provisions of Law, now or hereafter enacted, regarding security deposits.

(c)           If Tenant fails timely to perform any obligation under this Article Five, such breach shall constitute a Default by Tenant under this Lease without any right to or requirement of any further notice or cure period under any other Article of this Lease, except such notice and cure period expressly provided under this Article Five.

(d)           As used herein, “Letter of Credit” shall mean an unconditional, irrevocable sight draft letter of credit issued, presentable and payable at the office of a major national bank satisfactory to Landlord in its reasonable discretion (the “Bank”), naming Landlord as beneficiary, in an amount equal to $1,084,479.58 and, prior to any Reduction (defined below) while a Letter of Credit is serving as Security, Tenant shall have delivered to Landlord an acceptable (pursuant to this Section) substitute Letter of Credit or amendment to the existing Letter of Credit in such appropriately reduced amount. Notwithstanding anything to the contrary, Landlord hereby approves of Comerica Bank as the Bank. Landlord agrees, in the instance of such substitute Letter of Credit, to surrender the replaced Letter of Credit promptly after receipt of the substitute. The Letter of Credit shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, and that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord without requirement for any additional documents or statements by Landlord; and (ii) that, in the event of assignment or other transfer of either Landlord’s interest in this Lease or of any interest in Landlord (including, without limitation, consolidations, mergers, reorganizations or other entity changes), the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall be in the form attached as Exhibit G hereto. The Letter of Credit amount required to be maintained hereunder shall be increased proportionately for any space leased to Tenant pursuant to the Offer Right. Tenant’s failure to so increase the Letter of Credit amount within twenty (20) days following written demand by Landlord shall constitute a Default by Tenant under this Lease, and in addition shall entitle Landlord to draw upon the Letter of Credit. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the “Letter of Credit Proceeds”) or any portion thereof in any manner Landlord is permitted to use the Security under this Article Five. In the event Landlord draws upon the Letter of Credit and elects not to terminate the Lease, but to use the Letter of Credit Proceeds, then within ten (10) business days after Landlord gives Tenant written notice specifying the amount of the Letter of Credit Proceeds so utilized by Landlord, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to one hundred percent (100%) of the then-required amount of the Letter of Credit. Tenant’s failure to deliver such amendment or replacement of the Letter of Credit to Landlord within ten (10) business days after Landlord’s notice shall constitute a Default by Tenant under this Lease. The Letter of Credit shall have an initial term of no longer than one (1) year, shall be “evergreen”, and shall be extended, reissued or replaced by Tenant, in each case at least thirty (30) days prior to its expiration in a manner that fully complies with the requirements of this Article Five, so that in all events the Letter of Credit required hereunder shall be in full force and effect continuously until the date (the “L/C Expiration Date”) for return of the Security described in Subsection (a) above. No more often than once per year, Landlord shall have the right to require Tenant to deliver to Landlord, on 15 days prior notice, a replacement Letter of Credit on the same terms and conditions set forth in this Article Five, in the event that Landlord determines, in its good faith judgment, that the issuing Bank is no longer satisfactory to remain as the issuer of the Letter of Credit. Any advice from the issuer that it intends to withdraw or not extend the Letter of Credit prior to any scheduled annual expiration or the L/C Expiration Date shall entitle the Landlord to immediately draw upon the Letter of Credit.

(e)           Notwithstanding anything to the contrary contained herein, Landlord agrees that the cash or Letter of Credit held as Security pursuant to this Section shall be reduced (individually, a “Reduction”, collectively, the “Reductions”) as follows: a Reduction of Two Hundred Sixteen Thousand Eight Hundred Ninety-Five and 92/100 Dollars ($216,895.92) on the first day of the 37th month of the Term, a Reduction of Two Hundred Sixteen Thousand Eight Hundred Ninety-Five and 92/100 Dollars ($216,895.92) on the first day of the 61st month of the Term, and a Reduction of Two Hundred Sixteen Thousand Eight Hundred Ninety-Five and 92/100 Dollars ($216,895.92) on the first day of the 85th month of the Term. Each Reduction is expressly subject to the following: (i) prior to the date on which a Reduction is to be granted, there has occurred no Default of Tenant beyond any applicable notice and grace period, and in the event such a Default has occurred, the right to the pending Reduction and to all subsequent Reductions is deferred until twelve (12) full months have passed without the occurrence of any Default; (ii) on the date on which such Reduction is to be granted there exists no act or omission on the part of Tenant which, with the passage of time or the giving of notice, or both would constitute a Default of Tenant, in which event the right to that Reduction is waived (until the Default is timely cured) but not to all subsequent Reductions so long as Tenant has timely cured; and (iii) if the Security is in the form of a Letter of Credit, on or immediately after the date on which a Reduction is to be granted (provided Tenant has qualified for same pursuant to this Section), Tenant has delivered to Landlord an acceptable (pursuant to this Section) substitute Letter of Credit or amendment to the existing Letter of Credit in such appropriately reduced amount. Landlord agrees, in the instance of such substitute Letter of Credit, to surrender the replaced Letter of Credit promptly after receipt of the substitute.

ARTICLE SIX

SERVICES

6.01        LANDLORD’S GENERAL SERVICES

(a)           So long as the Lease is in full force and effect, Landlord shall furnish the following services:

(1)           Automatic elevator facilities during Standard Operating Hours, including use of the freight elevators. At least one (1) elevator and at least one (1) freight elevator shall operate during non-Standard Operating Hours, affording access to the Premises.

(2)           During Standard Operating Hours, heat, ventilation or air conditioning of the Premises when in the reasonable judgment of Landlord it is required for the comfortable occupancy of the Premises, subject to any requirements or standards relating to, among other things, energy conservation, imposed or established by governmental agencies. Upon request, Landlord shall make available at Tenant’s expense heat, ventilation or air conditioning for use at all other times, provided that such request is made at least one hour before the end of the Standard Operating Hours preceding such service and provided that the minimum use of such additional heat, ventilation or air conditioning and the cost thereof shall be determined by Landlord and paid by Tenant (including overhead allocations), as the same may change from time to time. The current rate for after-hours HVAC services is Forty Dollars ($40.00) per hour.

(3)           Electric current to the Premises in accordance with the terms and conditions of Section 6.01(b).

(4)           Water for drinking, cleaning and lavatory purposes only in the Common Areas of the Building.

(5)           Customary cleaning and janitorial services in the Premises five (5) days per week, excluding National Holidays.

(6)           Replacement, as necessary, of the fluorescent tubes in the Building standard lighting fixtures installed by Landlord. Tenant shall replace, as necessary, all bulbs and fluorescent tubes in non-Building standard lighting fixtures, if any, installed in the Premises. If Tenant shall fail to make any such replacement within five (5) days after written notice from Landlord, Landlord may, with prior notice to Tenant, make such replacement and charge the cost of labor and materials involved therein to Tenant, as additional Rent.

(7)           Day porter service in the Common Areas and building standard restrooms.

(b)           Electricity used by Tenant in the Premises shall, at Landlord’s option, be paid for by Tenant either: (a) through inclusion in Operating Expenses (except as provided for excess usage); (b) by a separate charge payable by Tenant to Landlord; or (c) by separate charge billed by the applicable utility company and payable directly by Tenant. Without the consent of Landlord, Tenant’s use of electrical service shall not exceed four (4) watts per square foot of the Premises, or 600 amps of 208 volts for each of Floor 17 and Floor 18 of the Premises. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as sub-meters and check meters. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord additional

Rent for the cost of such excess electrical usage and for the cost of purchasing and installing the measuring device(s).

(c)           In addition to any after-hours use of the Building’s heating, ventilation or air conditioning systems under Section 6.01(a)(2) above, and use of excess electricity as provided in Section 6.01(b) above, Landlord may impose a reasonable charge upon Tenant for all other utilities and services used by Tenant or at the Premises which involve (1) any material use of the Premises at any time other than Standard Operating Hours, (2) any use beyond that which Landlord is required to furnish under Section 6.01(a) above, or (3) any special heating, ventilating or air conditioning needs created in certain areas of the Premises by special telephone equipment, computers or other similar equipment or uses by Tenant. At any time and from time to time during the Term of this Lease, Landlord may in its reasonable discretion install meters or other similar devices in the Premises or the Building for the purpose of measuring utilities other than electricity supplied to the Premises. If such meter or other device shows at any time that utilities have been supplied to the Premises for which Landlord may impose a charge as provided in this Section 6.01(c), then the cost of such meter or similar device and the cost of installation thereof shall be borne by Tenant and Tenant shall reimburse Landlord for such costs within ten (10) days of receipt of Landlord’s invoice thereof. The cost of such excess use and all related costs separately billed to Tenant pursuant to this Section 6.01(c) shall not be included as part of Operating Expenses.

(d)           Tenant agrees to cooperate fully with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the above-described utilities and services to be provided by Landlord. Any failure to pay any excess costs as described above shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights granted herein, at Law or in equity as a result of such a breach.

(e)           Notwithstanding anything to the contrary above, Landlord reserves the right from time to time to make reasonable modifications to the above standards for utilities and services.

6.02        TELEPHONE SERVICES

All telegraph, telephone, electronic, fiber, phone and data and communication and cabling and related equipment connections which Tenant may desire (collectively, “Cable”) shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and the location of all wires and the work in connection therewith shall be performed by contractors reasonably approved by Landlord and shall be subject to the direction of Landlord, except that such approval is not required as to Tenant’s communications equipment (including Cable) within the Premises and from the Premises in a route designated by Landlord to any telephone cabinet or panel provided (as existing or as installed as part of the Landlord Work, if any) on Tenant’s floor for Tenant’s connection to the communications cabling serving the Building, so long as Tenant’s equipment does not require connections different than or additional to those to the telephone cabinet or panel provided. Except for Cable within the Premises or from the Premises to such telephone cabinet or panel, Landlord reserves the right to reasonably designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance in the Building and to reasonably restrict and control access to telephone cabinets or panels. In the event Landlord designates a particular vendor or vendors to provide such cable installation, removal, repair and maintenance for the Building, Tenant agrees to abide by and participate in such program. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation of cable in the Premises, including any hook-up, access and maintenance fees related to the installation of such Cable in the Premises and the commencement of service therein, and the maintenance thereafter of such Cable; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone cables and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all Cable in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone cables or communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such repairs, restorations or alterations as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s costs in connection therewith). No later than the Termination Date, Tenant agrees to remove all Cable installed by Tenant for or during Tenant’s occupancy, which Landlord shall request Tenant to remove. Tenant agrees that neither Landlord nor any of its agents or employees shall be liable to Tenant, or any of Tenant’s employees, agents, customers or invitees or anyone claiming through, by or under Tenant, for any damages, injuries, losses, expenses, claims or causes of action because of any interruption, diminution, delay or discontinuance at any time for any reason in the furnishing of any telephone or other communication service to the Premises and the Building, except to the extent caused by the gross negligence or intentional misconduct of Landlord or its agents or employees.

6.03        DELAYS IN FURNISHING SERVICES

In the event of any failure to furnish or delay in furnishing the services, including any utilities, to be supplied by Landlord, Landlord shall use good faith efforts to have service promptly resumed. Where the cause of any such failure, stoppage or interruption of such utilities or services is within the system or control of a utility company or public or quasi-public entity outside Landlord’s control, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute “good faith efforts” by Landlord to have service promptly resumed provided that Landlord continues to follow up with such provider or entity as reasonably necessary until such services are restored. Should any equipment or machinery furnished by Landlord break down or for any cause cease to function properly, Landlord shall use reasonable diligence to repair or replace same promptly, but Tenant shall have no claim for abatement of Rent or damages on account of any interruption of service occasioned thereby or resulting therefrom. Tenant agrees that Landlord shall not be in breach of this Lease or be liable to Tenant for damages or otherwise for any failure to furnish, or a delay in furnishing, or a change in the quantity or character of any service when such failure, delay or change is occasioned, in whole or in part, by repairs, improvements or mechanical breakdowns by the act or Default of Tenant or other parties or by an event of Force Majeure. No such failure, delay or change shall be deemed to be an eviction or disturbance of Tenant’s use and possession of the Premises, or relieve Tenant from paying Rent or from performing any other obligations of Tenant under this Lease, without any deduction or offset. Failure to any extent to make available, or any slowdown, stoppage, or interruption of, the specified utility services resulting from any cause, including changes in service provider or Landlord’s compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board, or bureau having jurisdiction over the operation of the Property, shall not render Landlord liable in any respect for damages to either persons, property, or business, or be construed as an eviction of Tenant or work an abatement of Rent, or relieve Tenant of Tenant’s obligations for fulfillment of any covenant or agreement hereof. Notwithstanding any provision of the foregoing to the contrary, in the event and to the extent that Tenant is prevented from using the Premises for ten (10) consecutive business days after Tenant has given Landlord written notice of such condition (the “Eligibility Period”) as a result of Landlord’s failure to provide utilities or services which Landlord is obligated to provide, but excluding any period occupancy is prevented to the extent caused by any of the following:

(i)                                     any act or omission of Tenant, any assignee, any subtenant or any other occupant of the Premises; or

(ii)                                  request by Tenant or any assignee that Landlord make a decoration, alteration, improvement or addition; or

(iii)                               Force Majeure

then Rent shall be abated for the period Tenant is so prevented from occupying the Premises, commencing as of the first day after the Eligibility Period and continuing for such time that Tenant is prevented from using the Premises.

6.04        CHOICE OF SERVICE PROVIDER

Tenant acknowledges that Landlord may, at Landlord’s sole option, to the extent permitted by applicable Law, elect to change, from time to time, the company or companies which provide services (including electrical service, gas service, water, telephone and technical services) to the Building, the Premises and/or its occupants provided that such change does not result in an interruption of services or utilities during Standard Operating Hours, and does not materially disrupt or interfere with telecommunications systems, equipment or services previously installed by Tenant. Notwithstanding anything to the contrary set forth in this Lease, Tenant acknowledges that Landlord has not made and does not make any representations or warranties concerning the identity or identities of the company or companies which provide services to the Building and the Premises or its occupants and Tenant acknowledges that the choice of service providers and matters concerning the engagement and termination thereof shall be solely that of Landlord. The foregoing provision is not intended to modify, amend, change or otherwise derogate any provision of this Lease concerning the nature or type of service to be provided or any specific information concerning the amount thereof to be provided. Tenant agrees to cooperate with Landlord and each of its service providers in connection with any change in service or provider.

6.05        SIGNAGE

Initial Building standard signage will be displayed by Landlord, at Landlord’s sole cost and expense, in the electronic directory in the main lobby of the Building and directional signage in the elevator lobby for the floors on which the Premises are located. Any change in such initial signage shall conform to Building standard signage and shall be at Tenant’s sole cost and expense and shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

ARTICLE SEVEN

POSSESSION, USE AND CONDITION OF PREMISES

7.01        POSSESSION AND USE OF PREMISES

(a)           Tenant shall occupy and use the Premises only for the uses specified in Section 1.01(16) to conduct Tenant’s business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules of the Building set forth in Article Eighteen; or (4) would tend to interfere with the rights, business or quiet enjoyment of other tenants or create or continue a nuisance. Without limiting the generality of the foregoing, Tenant shall not bring upon the Premises or any portion of the Project or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same.

(b)           Tenant shall comply with all Environmental Laws pertaining to Tenant’s occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees. Landlord shall comply with all Environmental Laws applicable to the Property other than those to be complied with by Tenant pursuant to the preceding sentence. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Property without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant’s activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Material upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have, assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise, of such rights. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claim, demand, action, expense, liability and cost (including attorneys’

fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises or the Property during the Lease Term by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors, customers or invitees. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord’s sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, servants, agents, contractors customers or invitees, such release, discharge or disposal shall be deemed casualty damage under Article Fourteen to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

(c)           Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”), establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Building depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility,” (2) whether such requirements are “readily achievable,” and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) subject to Landlord’s delivery obligations under this Lease, Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by Tenant Alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a “public accommodation” instead of a “commercial facility” as a result of Tenant’s use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.

(d)           Tenant agrees to cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building.

7.02        LANDLORD ACCESS TO PREMISES; APPROVALS

(a)           Landlord shall provide one (1) business days’ advance notice (which notice may be via e-mail) prior to entering the Premises other than for regularly scheduled janitorial visits or emergencies which by their nature preclude advance notice. Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant’s use, layout or design of the Premises is not materially affected or altered. Pursuant to the terms of this Section 7.02, Landlord or Landlord’s agents shall have the right to enter upon the Premises in the event of an emergency, or to inspect the Premises, to perform janitorial and other services, to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers) provided Landlord uses its reasonable efforts to minimize the scope and duration of any impact on Tenant’s use of the Premises. Janitorial and cleaning services shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours, and Landlord shall use reasonable efforts to ensure that any entry or work shall not materially interfere with Tenant’s occupancy of the Premises.

(b)           If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord’s agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.

(c)                                  Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may reasonably deem desirable or necessary to confirm Tenant’s compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord’s reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord’s rights under this Section 7.02(c) are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have, assumed any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

(d)                                 Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs, without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of Tenant, or otherwise; provided that Landlord shall at all times use reasonable efforts to minimize any adverse effect on Tenant’s use of the Premises.

(e)                                  The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.

7.03                        QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease including the timely payment of Rent, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or its successors, or those lawfully claiming by, through, or under Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee.

7.04                        COMMON FACILITIES

(a)                                 Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, lobbies, conferencing facilities, corridors, elevators, stairs, ramps, drives and similar access and serviceways, washrooms and other Common Areas of the Real Property. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants in the Building who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the Common Areas from such areas or to prevent the use of such areas by unauthorized persons. Subject to availability, Tenant’s employees shall have use in common with other tenants of the Building, of the Building’s bike storage, locker room and shower facilities, as well as the athletic room/fitness center at no additional cost to Tenant (provided that costs in connection with such amenities may be included in Operating Expenses).

(b)                                 Landlord reserves the right, at any time and from time to time, to (1) make alterations in or additions to the Common Areas, including constructing new buildings or changing the location, size, shape or number of the common driveways, parking spaces, parking areas, loading and unloading areas, landscape areas, walkways, entrances, lobbies, elevators, stairs, ramps, and similar access and serviceways, (2) designate property to be included in or eliminate property from the Common Areas, (3) close temporarily any of the Common Areas for maintenance purposes, and (4) use the Common Areas while engaged in making alterations in or additions and repairs to the Property; provided, however, that reasonable access to the Premises and parking at or (only in connection with temporary interruptions of use of the parking areas in the Building) near the Building remains available.

ARTICLE EIGHT

MAINTENANCE

8.01                        LANDLORD’S MAINTENANCE

Subject to the provisions of Articles Fourteen and Fifteen, Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, air-conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies in the Common Areas of the Building, except that: (a) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems and exclusively serve the Premises; and (b) the cost of performing any of said maintenance or repairs whether to the Premises or to the Building caused by the negligence of Tenant, or its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant, subject to the waivers set forth in Section 16.04. Landlord shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.02                        TENANT’S MAINTENANCE

Subject to the provisions of Articles Fourteen and Fifteen, Tenant, at its expense, shall keep and maintain the Premises and all Tenant Additions in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials. Any such repairs or maintenance shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. If Tenant fails to perform any of its obligations set forth in this Section 8.02, Landlord may, in its sole discretion and upon twenty-four (24) hours’ prior notice to Tenant (except without notice in the case of emergencies), perform the same, and Tenant shall pay to Landlord any costs or expenses incurred by Landlord upon demand.

ARTICLE NINE

ALTERATIONS AND IMPROVEMENTS

9.01                        TENANT ALTERATIONS

(a)                                 The following provisions shall apply to the completion of any Tenant Alterations:

(1)                                         Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days’ prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord’s prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time reasonably designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building’s systems

(including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building) so long as the same offer pricing that is not unreasonably above market considering their expertise and experience with the Building and are reasonably available pursuant to Tenant’s schedule. The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further reasonably condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord’s engineers stating that the Tenant Alterations will not in any way adversely affect the Building’s structure or systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third-party evaluation of Tenant’s plans for any Tenant Alterations. Upon completion of the Tenant Alterations (other than Decorations), Tenant shall deliver to Landlord an as-built CADD-DWG file, a PDF file and one hard copy set of plans and specifications for the Tenant Alterations.

(2)                                 Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. In connection with completion of any Tenant Alterations other than Decorations, Tenant shall pay Landlord a construction fee equal to three percent (3%) of the cost of Tenant Alterations for Landlord’s oversight and coordination. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors’ full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.

(3)                                 Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord’s standard construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord, nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant’s intended use or of compliance with the requirements of clauses (i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.

(b)                                 All Tenant Additions, whether installed by Landlord or Tenant, shall, without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless, pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord’s request.

9.02                        LIENS

Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have been performed, by, at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within thirty (30) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord’s expenses and attorneys’ fees.

ARTICLE TEN

ASSIGNMENT AND SUBLETTING

10.01                 ASSIGNMENT AND SUBLETTING

(a)                                 Without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant’s interest therein in whole or in part, by operation of Law or otherwise, or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant; provided, however, so long as Landlord either is not entitled to Recapture the space proposed to be subleased or chooses not to Recapture the space proposed to be subleased as provided in . Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Property unless Landlord does not or will not have space available at a similar time to when the space subject to the proposed assignment or sublease is to be available to the assignee or subtenant, for a similar size and term as the proposed assignment or sublease transaction. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord (“Tenant’s Notice”), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof, and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises and Landlord has the right to Recapture the space proposed to be subleased, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit as reasonably determined by Landlord and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within ten (10) days after receipt of Tenant’s Notice (and all required information).

(b)                                 With respect to Landlord’s consent to an assignment or sublease, Landlord may take into consideration any factors which Landlord may reasonably deem relevant, and the reasons for which Landlord’s denial shall be deemed to be reasonable shall include, without limitation, the following:

(i)                                     the business reputation or creditworthiness of any proposed subtenant or assignee is not reasonably acceptable to Landlord;

(ii)                                  in Landlord’s reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord;

(iii)                               any proposed assignee’s or subtenant’s use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Property;

(iv)                              the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related use that involves patients coming to the Building, the installation of medical equipment, or both;

(v)                                 the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Property as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant’s request;

(vi)                              the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Property; or

(vii)                           the proposed assignee or subtenant requires any alterations not approved by Landlord in accordance with this Lease.

In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant’s sole and exclusive remedy therefor shall be to seek specific performance of Landlord’s obligations to consent to such sublease or assignment.

(c)                                  Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant or assignee’s assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord’s approval of a sublease, assignment, hypothecation, transfer or third-party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third-party use or occupancy.

(d)                                 For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership or limited liability company, any change in the partners or members holding a controlling interest in Tenant shall be deemed to be an assignment.

(e)                                  For purposes of this Lease, a “Permitted Transferee” shall mean any Person which: (i) is an Affiliate; or (ii) is the corporation or other entity (the “Successor”) resulting from a merger, consolidation or non-bankruptcy reorganization with Tenant; or (iii) purchases substantially all the assets of Tenant as a going concern (the “Purchaser”). Notwithstanding anything to the contrary contained in this Article Ten and provided there is no uncured Default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to a Permitted Transferee or to sublease the Premises or any part thereof to a Permitted Transferee, so long as such Permitted Transferee has a net worth (determined in accordance with generally accepted accounting principles) equal to or greater than Tenant’s net worth (determined in accordance with generally accepted accounting principles) as of the date of this Lease. In such event, (i) no later than fifteen (15) days prior to the effective date of the assignment or sublease (unless Tenant is reasonably delayed in so doing due to the requirements of law), any assignee shall execute documents reasonably satisfactory to Landlord to evidence such assignee’s assumption of the obligations and liabilities of Tenant under this Lease, unless Landlord modifies or waives such requirement in the case of any assignment which occurs by operation of Law (and without a written assignment) as a consequence of merger, consolidation or non-bankruptcy reorganization, and any subtenant shall execute documents reasonably satisfactory to Landlord to evidence that the sublease is subject to the terms and conditions of this Lease and that the subtenant shall perform and be bound by all the terms and conditions of this Lease (except payment of Monthly Base Rent and Rent Adjustments hereunder and other obligations which the sublease expressly provides are to be performed by Tenant as the sublessor) to the extent applicable to the space and period covered by the sublease; (ii) such proposed assignee or sublessee furnishes Landlord with information reasonably requested by Landlord in order for Landlord to confirm such proposed assignee’s or sublessee’s compliance with the OFAC provisions in Article 25; (iii) within ten (10) days after the effective date of such assignment or sublease, Tenant shall give notice to Landlord which notice must include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises or part thereof, as may be the case; and (iv) within fifteen (15) days after Landlord’s written request, Tenant shall provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to a Permitted Transferee that satisfies the conditions contained in this Section 10.01.

10.02                 RECAPTURE

Except as provided in Section 10.01(e), Landlord shall have the option to exclude from the Premises covered by this Lease (“recapture”), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment but, with respect to subleases, only if the proposed sublease will result in more than 50% of the Rentable Area of the Premises being subleased. If

Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this Section 10.02, the Monthly Base Rent, Rentable Area of the Premises and Tenant’s Share shall be adjusted accordingly. If Landlord exercises its option to recapture, Tenant shall have the right, to be exercised by written notice given to Landlord within ten (10) days after receipt of such notice of recapture, to withdraw its sublease or assignment notice, in which case Tenant shall not proceed with such sublease or assignment, and the notice of recapture shall be null and void and this Lease shall continue in full force and effect in accordance with its terms.

10.03                 EXCESS RENT

Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all Rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) Tenant’s reasonable and customary costs and expenses for the subletting or assignment of such space: (1) brokerage commissions and attorneys’ fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) “free rent” periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant’s or assignee’s other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to generally accepted accounting principles.

10.04                 TENANT LIABILITY

In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant’s liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease, with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys’ fees and expenses incurred by Landlord with respect to such assignment or sublease in an amount not to exceed $2,500, which amount shall be increased by three percent (3%) on each anniversary of the Commencement Date. In addition, except in connection with an approved assignment to a Permitted Transferee, if Tenant has any options to extend the Term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee, directly or indirectly, without Landlord’s express written consent, which may be withheld in Landlord’s sole discretion.

10.05                 ASSUMPTION AND ATTORNMENT

If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument reasonably satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord’s option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord and that unless otherwise agreed to by Landlord, the sublease shall not survive the expiration of the Term of this Lease.

ARTICLE ELEVEN

DEFAULT AND REMEDIES

11.01                 EVENTS OF DEFAULT

The occurrence or existence of any one or more of the following shall constitute a “Default” by Tenant under this Lease:

(i)                                     Tenant fails to pay any monthly installment of Base Rent or Rent Adjustment Deposit within five (5) days after the date when due (provided, however, that should Tenant fail to pay any monthly installment of Base Rent or Rent Adjustment Deposit when due Landlord shall provide written notice to Tenant with respect to the first payment failure in any twelve month period and the same shall not constitute a Default unless Tenant fails to pay such sums within three (3) business days after written notice to Tenant);

(ii)                                  Tenant fails to pay any Rent Adjustment, Rent, or other amount not provided for in “(i)” above within five (5) days after receipt of written notice that such amount is past due.

(iii)                               Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such Default within thirty (30) days after written notice thereof to Tenant, unless the Default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot reasonably be cured within such thirty (30) day period, then such cure period shall be extended, but not in excess of an additional ninety (90) days, so long as Tenant diligently and continuously prosecutes the cure to completion during such period;

(iv)                              the interest of Tenant in this Lease is levied upon under execution or other legal process;

(v)                                 a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant’s debts, which in the case of an involuntary action is not discharged within thirty (30) days;

(vi)                              Tenant is declared insolvent by Law or any assignment of Tenant’s property is made for the benefit of creditors;

(vii)                           a receiver is appointed for Tenant or Tenant’s property, which appointment is not discharged within thirty (30) days;

(viii)                        any action taken by or against Tenant to reorganize or modify Tenant’s capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;

(ix)                              upon the dissolution of Tenant; or

(x)                                 the third time in any twelve (12) month period during the Term that Tenant breaches any particular covenant of this Lease and receives a notice of default on account of such breach (whether or not such failure or breach is thereafter cured within any stated cure or statutory period).

The foregoing notice and cure provisions shall be inclusive of and not in addition to the notices and cure periods provided for in RCW 59.12, as now or hereafter amended, or any legislation in lieu or substitution thereof and all of the same shall run concurrently.

11.02                 LANDLORD’S REMEDIES

(a)                                 A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.

(b)                                 With respect to a Default, at any time Landlord may terminate Tenant’s right to possession by written notice to Tenant stating such election. Upon the termination of Tenant’s right to possession pursuant to this Section 11.02, Tenant’s right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination of Tenant’s right to possession, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures and personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord’s option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord’s removing or storing Tenant’s personal property pursuant to this Section 11.02 or Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys’ fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant’s right to possession and this Lease, Landlord shall have the right to recover damages for Tenant’s Default as provided herein or by Law, including the following damages:

(1)                                 the worth at the time of award of the unpaid Rent which had been earned at the time of termination;

(2)                                 the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;

(3)                                 the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease (including the terms of any extension options exercised by Tenant) after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and

(4)                                 any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The word “rent” as used in this Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The “worth at the time of award” of the amount referred to in Section 11.02(b)(1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in Section 11.02(b)(3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under Section 11.02(b)(3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, and monthly Rent for storage space paid in addition to Monthly Base Rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.

(c)                                  Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. Such re-entry or taking possession of the Premises shall not be construed as an election by Landlord to terminate this Lease and Tenant’s obligation to pay Rent shall continue. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord’s consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord’s option to Recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant’s right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.02(b) above terminating Tenant’s right to possession, no other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.

(d)                                 In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

(e)                                  Intentionally Deleted.

(f)                                   Notwithstanding any other provision of this Lease, a notice to Tenant given under this Article Eleven shall be deemed given and served if served as provided under the Laws of the State of Washington.

(g)                                  The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.

(h)                                 No delay or omission in the exercise of any right or remedy of Landlord upon any Default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in a writing signed by the waiving party. The waiver by Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.

11.03                 [Intentionally Deleted]

11.04                 BANKRUPTCY

The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:

(a)                                 In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment may only be made upon compliance with the provisions of Section 11.04(b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.

(b)                                 Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant’s trustee (the “Electing Party”) must provide for:

The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all non-monetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.

(c)                                  If the Electing Party has assumed this Lease or elects to assign Tenant’s interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined) of all of the obligations imposed on Tenant under this Lease.

For the purposes hereof, “adequate assurance of future performance” means that Landlord has ascertained that each of the following conditions has been satisfied:

(i)                                     The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to ensure the future performance by the assignee of Tenant’s obligations under this Lease; and

(ii)                                  Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, or financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

(d)                                 Landlord’s acceptance of Rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord’s consent, Landlord’s right to terminate this Lease for any transfer of Tenant’s interest under this Lease without such consent, or Landlord’s claim for any amount of Rent due from Tenant.

11.05                 LANDLORD’S DEFAULT

Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission, except upon judicial determination that Landlord is in material default under this Section and such default has caused Tenant to be constructively evicted from the Premises. Tenant hereby waives any any right to recover punitive or consequential damages and hereby agrees that Tenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for Tenant’s actual damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the Mortgagee notice and a reasonable time to cure any default by Landlord.

ARTICLE TWELVE

SURRENDER OF PREMISES

12.01                 IN GENERAL

Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in as good or better condition as it was received by Tenant, ordinary wear and tear, casualty, permitted Tenant Alterations and improvements that Tenant is not obligated to remove, and damage caused by Landlord, excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant’s trade fixtures, including, subject to Section 6.02, cabling for any of the foregoing and the Cable. Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord in its consent to the making of such Tenant Additions except that Tenant shall be required to remove any Tenant Additions containing Hazardous Material. Tenant immediately shall repair all damage resulting from removal of any of

Tenant’s property, furnishings or Tenant Additions, shall close all floor, ceiling and roof openings (other than the opening for the existing internal staircase) and demolish any walls constructed to demise subleased premises. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights then, if required by Landlord in its consent to the making of such Tenant Additions, Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant shall also be required to close any staircases or other openings between floors (other than the pre-existing internal staircase and the floor opening for such staircase) and to remove any personal baths and showers, vaults or rolling file systems. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above within two (2) days after the Termination Date, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable.

12.02                 LANDLORD’S RIGHTS

All property which may be removed from the Premises by Landlord shall be conclusively presumed to have been abandoned by Tenant and Landlord may deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section. Tenant shall also reimburse Landlord for all costs and expenses incurred by Landlord in removing any of Tenant Additions and in restoring the Premises to the condition required by this Lease at the Termination Date.

ARTICLE THIRTEEN

HOLDING OVER

Tenant shall pay Landlord one hundred fifty percent (150%) of the monthly Rent payable for the month immediately preceding the holding over or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article Thirteen shall not constitute a waiver by Landlord of any re-entry rights of Landlord, and Tenant’s continued occupancy of the Premises shall be as a tenancy in sufferance.

ARTICLE FOURTEEN

DAMAGE BY FIRE OR OTHER CASUALTY

14.01                 SUBSTANTIAL UNTENANTABILITY

(a)                                 If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, within sixty (60) days after the occurrence of such damage, estimate the length of time that will be required to Substantially Complete the repair and restoration and shall by notice advise Tenant of such estimate (“Landlord’s Notice”). If Landlord estimates that the amount of time required to Substantially Complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord’s Notice, provided that if Landlord so chooses, Landlord’s Notice may also constitute such notice of termination.

(b)                                 Unless this Lease is terminated as provided in the preceding subparagraph, Landlord shall proceed with reasonable promptness to repair and restore the Premises to substantially its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.

(c)                                  Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant’s insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant’s cost, to the extent Landlord received proceeds of Tenant’s insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.

(d)                                 Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 14.01 to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord (or that would have been paid to Landlord had it carried the insurance required under this Lease) and available for repair or restoration, and if such proceeds (plus the amount of any deductibles) are insufficient Landlord shall have the right to terminate this Lease upon giving written notice to Tenant within a reasonable time after determining such proceeds will be insufficient; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section 14.01 if any damage or destruction was caused by the negligence or willful misconduct of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the loss of business or profits or for Premises or the Building or access thereto.

(e)                                  Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.

14.02                 INSUBSTANTIAL UNTENANTABILITY

If the Premises or the Building is damaged by a casualty but neither is rendered substantially untenantable and Landlord estimates that the time to Substantially Complete the repair or restoration will not exceed one hundred eighty (180) days from the date such damage occurred, then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the foregoing, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.

14.03                 RENT ABATEMENT

If all or any part of the Premises is rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

14.04                 WAIVER OF STATUTORY REMEDIES

The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.

ARTICLE FIFTEEN

EMINENT DOMAIN

15.01                 TAKING OF WHOLE OR SUBSTANTIAL PART

In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Notwithstanding anything to the contrary herein set forth, in the event the taking of the whole or any substantial part of the Building or of the Premises is temporary (for less than the remaining Term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.

15.02                 TAKING OF PART

In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant’s Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale), shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days’ prior written notice to Tenant.

15.03                 COMPENSATION

Except as provided in Section 15.01, Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord so long as there is no diminution of Landlord’s award as a result.

ARTICLE SIXTEEN

INSURANCE

16.01                 TENANT’S INSURANCE

Tenant, at Tenant’s expense, agrees to maintain in force, with a company or companies permitted to do business in the state where the Property is located, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including standard contractual liability coverage in amounts not less than a minimum of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate with extended coverages including follow form umbrella coverage with a Five Million Dollar ($5,000,000.00) limit; (b) Workers’ Compensation Insurance in amounts required by Washington Law; (c) Employers’ Liability Insurance for an amount of not less than One Million Dollars ($1,000,000.00), in accordance with the Laws of the State of Washington (provided that if this coverage is unavailable from the Worker’s Compensation carrier or applicable State Fund, a “Stop Gap Liability” endorsement to the Commercial General Liability Policy is acceptable); (d) a Special Cause of Loss Form property insurance, including earthquake sprinkler leakage, in an amount adequate to cover the full replacement cost of all Tenant Additions, equipment, installations, fixtures and contents of the Premises in the event of loss; and (e) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Business Automobile Liability Insurance coverage with limits of not less than Three Million Dollars ($3,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease of any owned, non-owned or hired motor vehicles; and (f) such other insurance or coverages as Landlord reasonably requires consistent with the insurance and coverages required in other Class “A” office properties located in the Seattle Central Business District. Landlord reserves the right to require that Tenant increase the limits described above not more frequently than once every three (3) years to levels consistent with the limits required in other Class “A” office properties located in the Seattle Central Business District.

16.02                 FORM OF POLICIES

Each policy referred to in Section 16.01 shall satisfy the following requirements. Each policy shall (i) with respect to the Commercial General Liability policy, list Landlord and the Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance) as their interests pertain to this lease, (ii) be issued by one or more responsible insurance companies permitted to do business in the State of Washington and with an A.M. Best rating of not less than A-VIII, and (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days’ prior written notice to Landlord, and (v) each property insurance policy shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any other party for losses covered by such policies. In the event policies are not endorsed to provide Landlord with thirty (30) days’ prior written notice of cancellation as required in (iv) above, Tenant shall provide immediate written notification of such cancellation to Landlord. Tenant shall deliver to Landlord certificates of insurance not less than ten (10) days prior to the Commencement Date or the date Tenant is provided with possession of the Premises and upon renewal of each policy. Notwithstanding anything to the contrary in this paragraph, if Landlord is brought into a suit or claim under Tenant’s required insurance coverages, Landlord reserves the right to receive a full copy of the applicable policy(ies).

16.03                 LANDLORD’S INSURANCE

Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of Washington on the Building in amounts not less than the greater of eighty percent (80%) of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million Dollars ($5,000,000.00). Neither Landlord’s obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant’s negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.

16.04                 WAIVER OF SUBROGATION

(a)                                 Landlord agrees that it will include in its property insurance policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.

(b)                                 Tenant agrees to include in its property insurance policy or policies on Tenant Additions, whether or not removable, and on Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions of the Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies.

(c)                                  Provided that Landlord’s right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, except Tenant Additions, to the extent the same is covered by Landlord’s insurance or would have been covered had Landlord carried the insurance required hereunder, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant’s right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees for loss or damage to Tenant Additions, whether or not removable, and to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is coverable by Tenant’s insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees.

(d)                                 Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to Section 16.04(a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

16.05                 NOTICE OF CASUALTY

Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.

ARTICLE SEVENTEEN

WAIVER OF CLAIMS AND INDEMNITY

17.01                 WAIVER OF CLAIMS

To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Property or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord’s agents and servants, except to the extent caused by the gross negligence or willful misconduct of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Building, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord’s option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.

17.02                 INDEMNITY BY TENANT

To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys’ fees and expenses for the defense thereof, arising from Tenant’s occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant’s business on the Premises, or from any breach or Default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel approved by Landlord in Landlord’s sole discretion provided, however, that if Tenant’s insurance carrier reserves the right under the applicable policy to select the counsel to defend Landlord and, in fact, exercises such right, Landlord agrees to not unreasonably withhold its consent to the insurance carrier’s selection of counsel. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. The foregoing indemnity shall not apply to and shall not operate to relieve Indemnitees of liability to the extent such liability is caused by the negligence or willful misconduct of the Indemnitees. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.04 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its property insurance. The indemnities in this Section 17.02 is intended to specifically cover actions brought by the indemnifying party’s own employees, and with respect to acts or omissions during the Term of this Lease shall survive termination or expiration of this Lease. Such indemnities are specifically and expressly intended to constitute waivers by the indemnifying party of its immunity, if any, under Washington’s Industrial Insurance Act, RCW Title 51, to the extent necessary to provide the other party with a full and complete indemnity from claims made by the indemnifying party and its employees, agents and contractors, to the extent of their negligence. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. If losses, liabilities, damages, liens, costs and expenses covered by either party’s indemnity are caused by the sole negligence of the other party or by the concurrent negligence of both Landlord and Tenant, and their employees, agents, invitees and licensees, then the indemnifying party shall indemnify the other only to the extent of the indemnifying party’s own negligence or that of its officers, agents, employees, guests or invitees. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF THIS SECTION WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

Notwithstanding the foregoing, if and only to the extent RCW 4.24.115 is deemed to apply to all or any part of this Lease then the indemnities herein shall be limited so that (a) Tenant is not indemnifying Landlord against liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the sole negligence of the Landlord or its agents or employees; and (b) any liability for damages arising out of bodily injury to persons or damage to property caused by or resulting from the concurrent negligence of (i) Landlord or its agents or employees, and (ii) Tenant or its agents or employees, is valid and enforceable only to the extent of permitted under RCW 4.24.115. The parties acknowledge that the foregoing was mutually negotiated by the parties.

17.03                 WAIVER OF CONSEQUENTIAL DAMAGES

To the extent permitted by Law, Tenant hereby waives and releases the Indemnitees from any consequential damages, compensation or claims for inconvenience or loss of business, rents or profits as a result of any injury or damage, whether or not caused by the willful and wrongful act of any of the Indemnitees. To the extent permitted by law, but except for damages recoverable pursuant to Section 7.01(b), Sections 11.02(b) and (c), Section 11.03, and Article Thirteen, Landlord hereby waives and releases Tenant from any consequential damages, including loss of business or profits as a result of any injury or damage, whether or not caused by the negligence, or by the willful and wrongful act, of Tenant.

ARTICLE EIGHTEEN

RULES AND REGULATIONS

18.01                 RULES

Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the rules and regulations listed on Exhibit D attached hereto and with all reasonable modifications and additions thereto, which Landlord may make from time to time upon written notice to Tenant.

18.02                 ENFORCEMENT

Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations as set forth on Exhibit D or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

ARTICLE NINETEEN

LANDLORD’S RESERVED RIGHTS

Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) To change the Building’s name or street address upon thirty (30) days’ prior written notice to Tenant; (2) To install, affix and maintain all signs on the exterior and/or interior of the Building; (3) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) Upon at least two (2) business days’ notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) To grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) To change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building or Property, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant’s access to the Premises or the Building; (7) To have access for Landlord and other tenants of the Building to any mail boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) To close the Building after Standard Operating Hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations and with such pass keys or cards as Landlord prescribes for security purposes.

ARTICLE TWENTY

ESTOPPEL CERTIFICATE

20.01                 IN GENERAL

Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications) and that this Lease as modified is in full force and effect; (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no known claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.

20.02                 ENFORCEMENT

In the event that Tenant fails to deliver an Estoppel Certificate within ten (10) days after Landlord provides written notice to Tenant that such Estoppel Certificate is past-due then Landlord shall provide Tenant with a second (2nd) written notice regarding same, and if Tenant still has not delivered the Estoppel Certificate within five (5) business days of that second notice then, notwithstanding any contrary provision of this Lease, such failure shall be an immediate Default for which there shall be no further cure or grace period. Without the need for providing the foregoing second notice and cure period, however, and in addition to any other remedy available to Landlord, Landlord may impose a charge equal to Five Hundred Dollars ($500.00) for each day after the fifteenth (15th) day after Landlord’s request for an Estoppel Certificate pursuant to Section 20.01 that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant’s attorney-in-fact to execute and deliver such Estoppel Certificate.

ARTICLE TWENTY-ONE

[INTENTIONALLY OMITTED]

ARTICLE TWENTY-TWO

REAL ESTATE BROKERS

Each party represents that, except for the brokers listed in Section 1.01(17), whose commission shall be paid by Landlord, it has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation by Tenant.

ARTICLE TWENTY-THREE

MORTGAGEE PROTECTION

23.01                 SUBORDINATION AND ATTORNMENT

This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or hereafter existing, and all amendments, extensions, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed; provided that as a condition to such subordination, commercially reasonable subordination, nondisturbance and attornment agreement (“SNDA”) shall be executed by Landlord, Tenant and the holder of the ground lease, mortgage or deed of trust which SNDA shall (i) contain a covenant to the effect that as long as Tenant shall not be in default under this Lease beyond any applicable notice and cure periods, the Term shall not be terminated or modified in any respect whatsoever nor shall the rights of Tenant hereunder or its occupancy of the Premises be affected in any way by reason of the trust deed, or any foreclosure action, forced sale in lieu thereof or other proceeding that may be instituted in connection therewith; (ii) Tenant shall not be named as a defendant in any such foreclosure action or other proceeding; and (iii) in the event such mortgagee or beneficiary or successor of either (“Holder”) becomes owner of the Property, Building or Premises or any portion thereof, such Holder shall accept Tenant as Tenant under this Lease. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein. Landlord shall use its reasonable efforts to provide Tenant with an SNDA in the form attached hereto as Exhibit I within thirty (30) days following the date of mutual execution and delivery of this Lease.

Landlord acknowledges and agrees that Tenant has (i) a loan from Comerica Bank, a Texas banking association, and (ii) a loan from Escalate Capital, each of which are secured in part by Tenant’s personal property that shall be in the Premises. Concurrent with its execution and delivery of this Lease, Landlord shall execute Landlord’s Consents to Encumbrance of Personal Property with such lenders in the forms attached hereto as Exhibit H.

23.02                 MORTGAGEE PROTECTION

Tenant agrees to simultaneously give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord’s bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.

ARTICLE TWENTY-FOUR

NOTICES

(a)                                 All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.

(b)                                 All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Article Twenty-Four, addressed to the parties hereto at their respective addresses listed in Sections 1.01 (2) and (3).

(c)                                  Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.

(d)                                 By giving to the other party at least thirty (30) days’ written notice thereof, either party shall have the right from time to time during the Term of this Lease to change its respective address for notices, statements, demands and requests, provided such new address shall be within the United States of America.

ARTICLE TWENTY-FIVE

OFAC

Landlord advises Tenant hereby that the purpose of this Article Twenty-Five is to provide to Landlord information and assurances to enable Landlord to comply with the Law relating to OFAC.

Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the United States Department of the Treasury.

If, in connection with this Lease, there are one or more guarantors of Tenant’s obligations under this Lease, then Tenant further represents, warrants and covenants either that (i) any such guarantor is a Regulated Entity or (ii) if not a Regulated Entity, neither guarantor nor any person or entity that directly or indirectly (a) controls such guarantor or (b) has an ownership interest in such guarantor of twenty-five percent (25%) or more appears on the OFAC List.

Tenant covenants that during the Term of this Lease to provide to Landlord information reasonably requested by Landlord including, without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”) in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Article Twenty-Five. Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord or Landlord’s broker in connection with the execution of this Lease is true and complete.

ARTICLE TWENTY-SIX

MISCELLANEOUS

26.01                 LATE CHARGES

The Monthly Base Rent, Rent Adjustments, and Rent Adjustment Deposits shall be due when specifically provided above. Except for such payments and late charges described below, which late charge shall be due when provided below (without notice or demand), all other payments required hereunder to Landlord shall be paid within ten (10) business days after Landlord’s demand therefor. All Rent and charges, except late charges, not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due. In the event Landlord does not receive any installment of Rent when due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent provided, however, that Tenant shall be entitled to notice and an additional three (3) business day grace period before the imposition of the first late charge in any calendar year. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. The parties further agree that the payment of late charges and the payment of interest provided for herein are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

26.02                 NO JURY TRIAL; VENUE; JURISDICTION

To the extent permitted by Law, each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Building is located, and agrees and consents to personal jurisdiction of the courts of the State of Washington, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort Law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot be or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial. No party has in any way agreed with or represented to any other party that the provisions of this Section 26.02 will not be fully enforced in all instances. The provisions of this Section 26.02 shall survive the expiration or earlier termination of this Lease.

26.03                 [Intentionally Deleted]

26.04                 OPTION

This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises.

26.05                 TENANT AUTHORITY

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

26.06                 ENTIRE AGREEMENT

This Lease, the Rider attached hereto, the Exhibits attached hereto and the Workletter contain the entire agreement between Landlord and Tenant concerning the Premises, and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.

26.07                 MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE

If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other material and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.

26.08                 EXCULPATION

Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord in connection with this Lease shall only be enforced against Landlord’s equity interest in the Real Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of

Landlord, or Landlord’s officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.

26.09                 ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord’s right to pursue any remedies available to Landlord.

26.10                 LANDLORD’S OBLIGATIONS ON SALE OF BUILDING

In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to Five Million Dollars ($5,000,000.00) and Tenant shall not be entitled to any judgment in excess of such amount.

26.11                 BINDING EFFECT

Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

26.12                 CAPTIONS

The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.

26.13                 TIME; APPLICABLE LAW; CONSTRUCTION

Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of Washington. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term “including” or “includes” is used in this Lease, it shall have the same meaning as if followed by the phrase “but not limited to.” The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Whenever under the provisions of this Lease Landlord is required or agrees to take certain action, Landlord’s obligation to do so shall be deemed fulfilled if Landlord causes such action to be taken by any other person.

26.14                 ABANDONMENT

In the event Tenant vacates or abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, and (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied Premises. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(b) terminating Tenant’s right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant’s right to possession or an acceptance of Tenant’s surrender of the Premises, and the Lease shall continue in effect.

26.15                 LANDLORD’S RIGHT TO PERFORM TENANT’S DUTIES

If Tenant fails timely to perform any of its duties under this Lease or the Workletter, Landlord shall have the right (but not the obligation) to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord and shall bear interest at the Default Rate from the date such demand to the date of payment.

26.16                 SECURITY SYSTEM

Landlord agrees to maintain a security system generally consistent with those provided in other similar Class “A” office properties located in the Seattle Central Business District subject to modifications to reflect the particularities of the Building. Notwithstanding the foregoing, Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

26.17                 NO LIGHT, AIR OR VIEW EASEMENTS

Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord.

26.18                 RECORDATION

Neither this Lease nor any notice nor memorandum regarding the terms hereof shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a commercially reasonable memorandum of this Lease, in recordable form.

26.19                 SURVIVAL

The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees, and the releases of Landlord under this Lease, shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.

26.20                 EXHIBITS, ADDENDA AND RIDERS

All Exhibits, addenda and riders, if any, attached hereto shall be deemed to be a part hereof and hereby incorporated herein.

26.21                 EXECUTION IN COUNTERPARTS

This Lease may be executed in any number of counterparts and by different parties in separate counterparts, each of which counterparts, when so executed, will be deemed to be an original and all of which counterparts, when taken together, will constitute one and the same agreement.

(Remainder of this page is intentionally left blank)

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01(4) hereof.

TENANT:		LANDLORD:

ACCOLADE, INC.,		1201 TAB OWNER, LLC,
a Delaware corporation		a Delaware limited liability company

By	/s/ Stephen Barnes	By:	1201 TAB Manager, LLC,
Print name Stephen Barnes			a Delaware limited liability company,
Its CFO			its Manager

			By:	Metropolitan Life Insurance Company,
a New York corporation,
its Managing Member

				By:	MetLife Investment Advisors, LLC,
a Delaware limited liability company,
its investment manager

					By	/s/ Leland Low
					Print name	Leland Low
					Its	Director

[acknowledgements on following page(s)]

Landlord Acknowledgement

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
) ss.
COUNTY OF SAN FRANCISCO	)

On May 31, 2019 before me, Annaliza Jordan, Notary Public, personally appeared [ILLEGIBLE], who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:	/s/ Annaliza Jordan	(seal)

Tenant Acknowledgement

STATE OF Pennsylvania	)
) ss.
COUNTY OF Montgomery	)

THIS IS TO CERTIFY that on this 28 day of May, 2019, before me, the undersigned, a notary public in and for the state of PA, duly commissioned and sworn, personally appeared Stephen Barnes known to me to be CFO of Accolade, Inc, a[n] DE corporation, one of the parties described in the foregoing instrument, and acknowledged that as such officer, being authorized so to do, (s)he executed the foregoing instrument on behalf of said corporation by subscribing the name of such corporation by himself/herself as such officer and caused the corporate seal of said corporation to be affixed thereto, as a free and voluntary act, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Signature	/s/ Beth Eichler
Printed Name	Beth Eichler

Notary public in and for the state of	PA

residing at	660 W. Germantown Pk, Ste 520, Plymouth Meeting, PA 19462
My appointment expires	May 11, 2021

RIDER

ADDITIONAL PROVISIONS

This Rider (“Rider”) is attached to and a part of a certain Office Lease by and between 1201 TAB OWNER, LLC, a Delaware limited liability company, as Landlord, and ACCOLADE, INC., a Delaware corporation, as Tenant, for the Premises as described therein (the “Lease”).

SECTION 1.         DEFINED TERMS; FORCE AND EFFECT

Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider forms a part of the Lease. Should any inconsistency arise between this Rider and any other provision of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.

SECTION 2.         AS-IS CONDITION

Tenant hereby leases and Landlord shall deliver the Premises to Tenant in its AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding the Premises, except as otherwise stated in the Lease; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation except to the extent expressly set forth in the Workletter (attached as Exhibit B) or below. Any Landlord Work, if any, shall be subject to and governed by the Workletter and other applicable provisions of this Lease.

SECTION 3.         PARKING

From and after the Lease Commencement Date, Tenant shall have the ongoing right, but not the obligation, to purchase up to thirty (30) permits to park automobiles in the Building garage on an unassigned self-park (or executive valet) basis (as designated by Landlord from time to time) at the prevailing monthly rates established by Landlord or its parking operator from time to time, but in no case more than the fair market monthly rate being charged for comparable nearby garages. In addition, Tenant may purchase additional parking permits for unassigned self-parking (or executive valet parking), on a month-to-month basis, as available, at the prevailing monthly rates established by Landlord or its parking operator from time to time, but in no case more than the fair market monthly rate being charged for comparable nearby garages. Transfers of permits purchased hereunder shall not be permitted except in accordance with, and shall in all respects be subject to, the terms of Section 10 of the Lease. Tenant shall comply with any and all parking rules and regulations from time to time established by Landlord or Landlord’s parking operator, including a requirement that Tenant pay to Landlord or Landlord’s parking operator a charge for loss and replacement of passes, keycards, identification stickers or markers, and for any and all loss or other damage caused by persons or vehicles related to use of Tenant’s parking privileges. Notwithstanding anything to the contrary in the foregoing, unless otherwise expressly directed by Landlord, Tenant shall pay all amounts due under this Section 3 of the Rider directly to Landlord’s parking operator and not as additional Rent under the Lease.

SECTION 4.         OFFER RIGHT.

(a)           Landlord hereby grants Tenant a right to lease the Offer Space (defined below) if and to the extent such space is Available (defined below) during the period beginning on the date of execution of this Lease and expiring twenty-four (24) months prior to the Expiration Date of the Term (the “Offer Period”), upon and subject to the terms and conditions of this Section (the “Offer Right”), and provided that at the time of exercise of such right Tenant must be conducting regular, active, ongoing business in, and be in occupancy (and occupancy by a subtenant, licensee or other party permitted or suffered by Tenant shall not satisfy such condition) of at least fifty percent (50%) of the Rentable Area of the Premises. Upon exercise of the Offer Right, Tenant shall deliver to Landlord copies of its most recent certified financial statements and, to the extent there has been a material adverse change in Tenant’s financial position from such position as of

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the date of execution of the Lease, Landlord may require that, in addition to increasing the Letter of Credit to reflect the addition of the applicable portion of the Offer Space to the Premises, Tenant increase the Letter of Credit to provide additional security on account of the adverse change in Tenant’s financial position. Without limiting the generality of the foregoing, Landlord may reasonably conclude there has been a material adverse change if Tenant does not timely provide a copy of its most recent certified financial statement.

(b)           “Offer Space” shall mean the leasable space on floors 18 through 30 of the Building. The term “Available” shall mean that the space in question is either: (1) vacant and free and clear of all “Prior Rights” (defined below); or (2) space as to which Landlord has received a proposal, or Landlord is making a proposal, for a lease or rights of any nature applicable in the future when such space would be free and clear of all Prior Rights. The term “Prior Rights” shall mean rights of other parties, including without limitation, a lease, lease option, or option or other right of extension, renewal, expansion, refusal, negotiation or other right, either: (i) pursuant to any lease or written agreement which is entered into on or before the date this Lease is fully executed and delivered; or (ii) pursuant to any extensions or renewals of any of the foregoing or pursuant to any extensions or renewals of any lease entered into with respect to the Offer Space after the date this Lease is fully executed and delivered (except that, only with respect to extensions or renewals of any lease entered into with respect to the Offer Space after the date this Lease is fully executed and delivered, any expansion of the premises leased thereunder shall not be deemed a Prior Right), whether or not set forth in such lease or written agreement, and Landlord shall be free at any time to enter into such extension or renewal; or (iii) pursuant to any amendment or modification of any of the foregoing, and Landlord shall be free at any time to enter into such amendment or modification. In no event, however, shall the Offer Right apply to any space that consists of less than 10,000 contiguous rentable square feet.

(c)           Nothing herein shall be deemed to limit or prevent Landlord from marketing, discussing or negotiating with any other party for a lease of, or rights of any nature as to, any part of the Offer Space, but during the Offer Period before Landlord makes any written proposal to any other party (other than a party with Prior Rights) for any Offer Space which becomes Available (including giving a written response to any proposal or offer received from another party), or contemporaneously with making any such proposal, and in any event within thirty (30) days after such space becomes vacant and free and clear of all Prior Rights, and not less than twelve (12) months prior to Landlord’s Delivery Estimate (as defined below), or if Landlord becomes aware that the Offer Space is Available less than twelve (12) months prior to the Landlord’s Delivery Estimate, within a commercially reasonable time after Landlord becomes aware that the Offer Space is Available, Landlord shall give Tenant written notice (“Landlord’s Notice”), which notice identifies the space Available, its rentable area, Landlord’s estimate of the projected date such space will be vacant and deliverable to Tenant (“Landlord’s Delivery Estimate”), Landlord’s estimate of the applicable Fair Market Rental Rate, as defined in Exhibit F hereto (“Landlord’s Estimate”), any concessions offered by Landlord, and if applicable, base year or base amount (if different from that for the rest of the Premises) with respect to Operating Expenses. For the period of ten (10) business days after Landlord gives Landlord’s Notice (the “Election Notice Period”), Tenant shall have the right to give Landlord irrevocable written notice (“ROFO Election Notice”) of Tenant’s election to lease all (and not less than all) the Offer Space identified in Landlord’s Notice.

(d)           In the event Tenant duly and timely delivers its ROFO Election Notice to Landlord, such exercise shall thereby create and constitute a binding lease of the Offer Space by and to Tenant, subject to suspension or termination of such right pursuant to Subsection (h) below, upon and subject to the same terms and conditions contained in the Lease except as follows: (i) Tenant shall accept the Offer Space in its then “AS IS” condition, but broom clean and free of all tenants or occupants, without any obligation of Landlord to repaint, remodel, improve or alter such space for Tenant’s occupancy or to provide Tenant any allowance therefor except to the extent tenants leasing space in Comparable Transactions receive an allowance pursuant to the definition of Fair Market Rental Rate, provided, however, the parties may mutually agree within thirty (30) days after receipt of the ROFO Election Notice, that Landlord shall provide, in lieu of such allowance for alterations to the Offer Space, a rent credit equal to the amount of the allowance that would have otherwise been given, credited toward the rents applicable only to the Offer Space and due starting after such rent obligation commences; (ii) Landlord shall deliver the Offer Space to Tenant no later

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than thirty (30) days after the later of the date on which Landlord regains possession of such space or the date on which Landlord receives the ROFO Election Notice; (iii) upon such delivery, the Offer Space shall be part of the Premises under the Lease, such that the term “Premises” in the Lease thereafter shall mean both the space leased immediately prior to such delivery and the Offer Space, and shall be leased for the remaining term of the Lease (including any extension pursuant to the Option to Extend); (iv) starting on such delivery date, with respect to the Offer Space Tenant shall pay Monthly Base Rent equal to the Fair Market Rental Rate, with Fair Market Rental Rate defined and determined as set forth herein and in Exhibit F; (v) starting on such delivery date, with respect to the Offer Space Tenant shall additionally pay Tenant’s Share of Operating Expenses or increases in Operating Expenses, as applicable under the Lease, with Tenant’s Share recalculated to reflect addition of the Offer Space, or with a separate Tenant’s Share for the Offer Space if the Lease provides for a base year or base amount for calculation of Operating Expenses and if the base year or base amount for the Offer Space is different from that for the rest of the Premises; (vi) starting on such delivery date, Tenant shall additionally pay other charges payable by Tenant for utilities and otherwise with respect to the Offer Space; (vii) the number of unreserved parking spaces rented to Tenant (on an optional basis) shall increase at the rate of one (1) space per one thousand five hundred (1,500) square feet of rentable area of the Offer Space, with the rental rate at Landlord’s then-posted rate with increases as provided in the Lease; and (vii) the Security Deposit shall be increased to an amount that is the same percentage or proportion of Rent (after including Rent for the Offer Space) as the prior amount of Security Deposit was in relation to prior Rent.

(e)           Landlord’s Estimate set forth in Landlord’s Notice shall be conclusive and binding as the Monthly Base Rent payable for the Offer Space in Landlord’s Notice unless Tenant notifies Landlord in the ROFO Election Notice that Tenant elects to lease the subject Offer Space but disputes Landlord’s Estimate and specifies in detail the reasons therefor and states Tenant’s good faith estimate of the Fair Market Rental Rate. If the dispute is not resolved within ten (10) business days after Landlord receives the ROFO Election Notice as described above, then the Fair Market Rental Rate shall be determined in accordance with the terms of Exhibit F.

(f)            Promptly after final determination of the Fair Market Rental Rate, Landlord shall prepare a memorandum confirming the specific dates, amounts and terms of the lease of the subject Offer Space in accordance with the terms and conditions of this Offer Right, in the form of an amendment to the Lease. Tenant shall execute such amendment within five (5) business days after receipt of the proposed amendment and Landlord shall execute it promptly after Tenant. Notwithstanding any of the foregoing to the contrary, the failure of Landlord to prepare such amendment or of either party to execute an amendment shall not affect the validity and effectiveness of the lease of the Offer Space in accordance with the terms and conditions of this Offer Right.

(g)           If Tenant either fails or elects not to exercise its Offer Right as to the Offer Space covered by Landlord’s Notice by not giving its ROFO Election Notice within the Election Notice Period, then Tenant’s Offer Right shall not apply for twelve (12) months thereafter to the extent of the space covered by Landlord’s Notice and Landlord shall be free to lease such space and/or otherwise grant options or rights to such space on any terms and conditions whatsoever free and clear of the Offer Right, and if upon expiration of such twelve (12) month period Landlord has not executed any lease or written agreement with respect to the applicable Offer Space, the procedure set forth above shall be repeated. Further, if Landlord executes with any third party or parties any new leases or written agreements permissible under this Section for any Offer Space covered by Landlord’s Notice, the determination of whether or not such space again becomes Available so as again to be subject to Tenant’s rights hereunder shall be made by applying the standards set forth above in Subsection (b) as to such new leases or written agreements in the same manner as if they had been entered into prior to the Offer Period.

(h)           During any period that Tenant does not occupy at least fifty percent (50%) of the Rentable Area of the Premises or that there is an uncured Default by Tenant under the Lease, the Offer Right shall not apply and shall be ineffective and suspended, and Landlord shall not be obligated to give a Landlord’s Notice as to any space which becomes Available during such suspension period, and Landlord shall not be obligated to negotiate (or enter any amendment) with respect to any Offer Space which was the subject of a pending Landlord’s Notice for which an amendment has not been fully executed, and during such

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suspension period Landlord shall be free to lease and/or otherwise grant options or rights to such space on any terms and conditions whatsoever free and clear of the Offer Right. The Offer Right shall terminate upon any of the following: (1) the termination of the Lease upon the occurrence of a Tenant Default or otherwise; (2) Landlord’s recovery of possession of the Premises upon the occurrence of a Tenant Default or otherwise; (3) rejection of the Lease in any bankruptcy proceeding; or (4) the failure of Tenant timely to exercise, give any notices, perform or agree, within any applicable time period specified above, with respect to any Offer Space which was the subject of any Landlord’s Notice.

(i)            If Tenant exercises the Offer Right during the first twelve (12) calendar months after the Commencement Date, in lieu of adding the Offer Space to the Premises in accordance with the foregoing, the Offer Space will be added to the Premises pursuant to all of the terms and provisions of this Lease except that the initial Term shall be extended such that the Expiration Date is changed to the last day of the one hundred twenty-fifth (125th) full calendar month after the date the Offer Space is added to the Premises (subject to adjustment by the operation of Article Two of the Lease).

(j)            The Offer Right is personal to Accolade, Inc. and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity, except a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Sections 10.01 and 10.05 of this Lease.

SECTION 5.         OPTION TO EXTEND.

(a)           Landlord hereby grants Tenant a single option to extend the Term of the Lease for an additional period of seven (7) years (such period may be referred to as the “Option Term”), as to the entire Premises as it then exists, upon and subject to the terms and conditions of this Section (the “Option To Extend”), and provided that at the time of exercise of such Option to Extend Tenant must be conducting regular, active, ongoing business in, and be in occupancy (and occupancy by a subtenant, licensee or other party permitted or suffered by Tenant shall not satisfy such condition) of at least seventy-five percent (75%) of the Rentable Area of the Premises. Upon exercise of the Option to Extend, Tenant shall deliver to Landlord copies of its most recent certified financial statements and, to the extent there has been a material adverse change in Tenant’s financial position from such position as of the date of execution of the Lease, Landlord may require that, in addition to increasing the Letter of Credit to reflect the increase in the rent due during the Option Term, Tenant increase the Letter of Credit to provide additional security on account of the adverse change in Tenant’s financial position. Without limiting the generality of the foregoing, Landlord may reasonably conclude there has been a material adverse change if Tenant does not timely provide a copy of its most recent certified financial statement.

(b)           Tenant’s election (the “Extension Election Notice”) to exercise the Option To Extend must be given to Landlord in writing no earlier than the date which is fifteen (15) months prior to the Expiration Date and no later than the date which is twelve (12) months prior to the Expiration Date. If Tenant either fails or elects not to exercise the Option to Extend by not timely giving its Extension Election Notice, then the Option to Extend shall be null and void, including, if more than one Option is granted, the then applicable Option to Extend and all further Options to Extend.

(c)           The Option Term (and each Option Term, if more than one Option is granted) shall commence immediately after the expiration of the preceding Term of the Lease. Tenant’s leasing of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (i) Tenant shall pay the “Option Term Rent”, defined and determined in the manner set forth in the immediately following Subsection; and (ii) Tenant shall accept the Premises in its “AS IS” condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises or to provide Tenant any allowance therefor, except to the extent tenants leasing space in Comparable Transactions receive an allowance pursuant to the definition of Fair Market Rental Rate defined in Exhibit F hereto, provided, however, the parties may mutually agree within thirty (30) days after final determination of the Fair Market Rental Rate, to apply, in lieu of such allowance for alterations to the Premises, a rent credit equal to the amount of the allowance that would have otherwise been given, credited toward the rents applicable only to the Premises and due starting after such rent obligation commences. If Tenant timely

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and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the preceding Term as extended by the Option Term unless the context clearly requires otherwise.

(d)           The Option Term Rent shall mean the sum of the Monthly Base Rent at the Fair Market Rental Rate (as defined in Exhibit F) plus Rent Adjustments and/or certain Operating Expenses (if applicable, based upon a step-up to change the base year or base amount for calculation of Operating Expenses in connection with determination of the Fair Market Rental Rate) plus other charges pursuant to the Lease payable to Landlord. The determination of Fair Market Rental Rate and Option Term Rent shall be made by Landlord, in the good faith exercise of Landlord’s business judgment. Within thirty (30) days after Tenant’s exercise of the Option To Extend, Landlord shall notify Tenant of Landlord’s determination of the Fair Market Rental Rate and Option Term Rent for the Premises. Tenant may, within fifteen (15) days after receipt thereof, deliver to Landlord a written notice either: (i) accepting Landlord’s determination, in which case the extension shall be effective and binding (subject to Subsection (f) below) at the accepted rate; or (ii) setting forth Tenant’s good faith estimate, in which case Landlord and Tenant will promptly confer and attempt to agree upon the Fair Market Rental Rate and Option Term Rent. Tenant’s failure to timely deliver such notice within such fifteen (15) day period shall be deemed its cancellation of the Option. In the event Tenant has delivered notice setting forth Tenant’s different estimate, but no agreement in writing between Tenant and Landlord on Fair Market Rental Rate and Option Term Rent is reached within thirty (30) days after Landlord’s receipt of Tenant’s estimate, the Fair Market Rental Rate shall be determined in accordance with the terms of Exhibit F.

(e)           Promptly after final determination of the Fair Market Rental Rate, Landlord shall prepare a memorandum confirming the specific dates, amounts and terms of the extension for the Option Term in accordance with the terms and conditions of this Option to Extend, in the form of an amendment to the Lease, and Tenant shall execute such amendment within five (5) business days after Landlord and Tenant agree to the form of the proposed amendment and Landlord shall execute it promptly after Tenant. Notwithstanding any of the foregoing to the contrary, the failure of Landlord to prepare such amendment or of either party to execute an amendment shall not affect the validity and effectiveness of the extension for the Option Term in accordance with the terms and conditions of this Option to Extend.

(f)            Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Option Term, to terminate all of the provisions of this Section with respect to the Option to Extend, whereupon any prior or subsequent exercise of this Option to Extend shall be of no force or effect:

(i)  Tenant’s failure to timely exercise or timely to perform the Option to Extend in strict accordance with the provisions of this Section.

(ii)  The existence at the time Tenant exercises the Option to Extend or at the commencement of the Option Term of a Default on the part of Tenant under the Lease.

(iii)  Tenant’s third Default under the Lease prior to the commencement of the Option Term, notwithstanding that all such Defaults may subsequently be cured.

(g)           Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

(h)           This Option to Extend is personal to Accolade, Inc., a Delaware corporation, and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity, except a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Sections 10.01 and 10.05 of this Lease.

SECTION 6.         TERMINATION OPTION.

(a)           Grant of Option; Exercise; Early Termination Date. Landlord hereby grants Tenant the option (the “Termination Option”) to advance the Expiration Date of the Term as to the entire Premises, and

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not less than the entire Premises, upon and subject to all of the terms, covenants and conditions set forth below. The Termination Option shall be exercisable only by written notice (“Termination Notice”) given by Tenant to Landlord no later than the last day of the eighty first (81st) calendar month of the initial Term indicating Tenant’s exercise of the Termination Option. Provided that such notice is duly given and all the terms, covenants and conditions of this Termination Option are satisfied and performed, the Termination Option shall advance the Expiration Date of the Term to the date which is the last day of the ninety-sixth (96th) calendar month of the Term (the “Early Termination Date”).

(b)           Termination Fee. Tenant shall pay Landlord the Termination Fee (defined below) in immediately available funds and without any deduction or offset whatsoever. The Termination Fee shall be payable within ten (10) business days after receipt of an invoice from Landlord for the Termination Fee, which may be provided by Landlord at any time after Tenant delivers a Termination Notice to Landlord. The Termination Fee is the amount which the parties have negotiated and agreed upon as a fee or compensation which is intended as their fair estimate of losses and damages which are difficult to calculate and which Landlord is likely to sustain due to the corresponding advance of the Expiration Date, including the unamortized portion of any concessions, commissions, allowances and other expenses incurred by Landlord in connection with the Premises leased by Tenant under the Lease, and Landlord’s loss of future rent in connection therewith. Such amount shall be Landlord’s earned fee and liquidated damages for such estimated losses and damages, whether such losses and damages in fact are greater or less than the applicable amount of the Termination Fee. The Termination Fee shall mean an amount equal to $ 2,254,401.01.

(c)           Conditions Precedent. Upon the occurrence of any of the following events, this Termination Option shall not be available and shall automatically terminate without notice and cease to be of any force or effect:

(i)            Tenant’s failure to give notice of exercise of the Termination Option or failure to timely pay Landlord the full amount of the Termination Fee in accordance with this Termination Option.

(ii)           The existence at the time of exercise of the Termination Option or on or prior to the Early Termination Date of an uncured Default by Tenant under the Lease.

(iii)          Tenant’s exercise of the Offer Right at any time prior to delivery of a Termination Notice.

In the event there exists an uncured Default by Tenant under the Lease for any reason whatsoever prior to or after the exercise or purported exercise of the Termination Option, Landlord shall have available all rights and remedies provided under the Lease without being limited in any way by the Termination Option.

(d)           Obligations Until Early Termination Date; Proration. All of the terms, covenants and conditions of the Lease shall remain in full force and effect with respect to the Premises through the Early Termination Date, except as otherwise provided in this Termination Option. In addition to payment of the Termination Fee, Tenant shall continue to pay all rents and charges (including utilities), including, without limitation, Monthly Base Rent, Tenant’s Share of Operating Expenses and Taxes, and other charges as they become due and payable under the Lease for the Premises through and including the Early Termination Date. Such rents and charges shall be prorated, billed and payable as provided under the Lease, in the same manner as if the Early Termination Date was the regularly scheduled Expiration Date of the Term. No later than 11:59 p.m. on the Early Termination Date, Tenant shall vacate and deliver to Landlord exclusive possession of the Premises pursuant to the same provisions and requirements of the Lease that apply upon the Expiration Date or Termination Date.

(e)           Certain Changes in Lease After Exercise. Upon and after Tenant’s exercise of the Termination Option, all of the terms, covenants and conditions of the Lease shall continue to apply except the Offer Right and the Option to Extend shall no longer be available, shall automatically terminate without

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notice and shall be of no further force or effect.

(f)            Holding Over. In the event that Tenant fails to vacate and deliver exclusive possession of the Premises to Landlord by the Early Termination Date as required under this Termination Option, then such holding over as to the Premises shall be upon and subject to all the terms, covenants and conditions of the Lease applicable to a holding over, including, without limitation, Article Thirteen of the Lease.

(g)           No Release. Notwithstanding any provision of the foregoing to the contrary, neither the grant of this Termination Option nor the acceptance by Landlord of the surrender of the Premises shall in any way:

(i) be deemed to excuse or release Tenant from any obligation or liability with respect to the Premises (including, without limitation, any obligation or liability under provisions of the Lease to indemnify, defend and hold harmless Landlord or other parties, or with respect to any breach or breaches of the Lease by Tenant) which obligation or liability (x) first arises on or prior to the date on which Tenant delivers to Landlord possession of the Premises or (y) arises out of or is incurred in connection with events or other matters which took place on or prior to such date, or

(ii) affect any obligation under the Lease which by its terms is to survive the expiration or sooner termination of the Lease.

(h)           Option Personal. The Termination Option is personal to Accolade, Inc., a Delaware corporation, and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity, except a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Sections 10.01 and 10.05 of this Lease.

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EXHIBIT A

PREMISES FLOOR PLAN

Floor 17

22,510 RSF

Exhibit A - Page 1

Floor 18

22,573 RSF

Exhibit A - Page 2

EXHIBIT B

WORKLETTER AGREEMENT

(LANDLORD BUILD - ALLOWANCE)

This Workletter Agreement (“Workletter”) is attached to and a part of a certain Lease by and between 1201 TAB Owner, LLC, a Delaware limited liability company, as Landlord, and Accolade, Inc., a Delaware corporation, as Tenant, for the Premises (the “Lease”).

1.             Defined Terms. Capitalized terms used in this Workletter shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. For purposes of this Workletter the following capitalized terms have the following meanings:

1.1.         “Design Documents” means the layout plans and specifications for the real property improvements to be constructed by Landlord in the Premises which are the final product of the preliminary space planning and which (i) include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease, all in sufficient detail for Landlord to commence preparation of the Construction Drawings (defined below); and (ii) comply with all Law as applicable and as interpreted at the time of construction of the Tenant Improvements (defined below), including all building codes and the ADA.

1.2          “Construction Drawings” means the final architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Landlord in the Premises in sufficient detail to be submitted for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall (i) include, among other things, all partitions, doors, HVAC (heating, ventilating and air conditioning systems) distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease; and (ii) comply with all Law as applicable and as interpreted at the time of construction of the Tenant Improvements (defined below), including all building codes and the ADA.

1.3          “Tenant Improvements” means all real property improvements to be constructed by Landlord as shown on the Construction Drawings, as they may be modified as provided herein.

1.4          “Landlord Work” means the construction and installation of the Tenant Improvements.

2.             Design Matters.

2.1.         JPC Architects, LLC (“Landlord’s Architect”) shall prepare the Design Documents and the Construction Drawings, as they may be modified as provided herein, in accordance with the design specified by Tenant and reasonably approved by Landlord. The Design Documents and the Construction Documents shall all be subject to Tenant’s prior written approval in accordance with Section 2.2 below.

2.2.         Tenant shall be responsible for the suitability for the Tenant’s needs and business of the design and function of all Tenant Improvements. Tenant, at its own expense, shall devote such time and provide such instructions as may be necessary to enable Landlord to complete the matters described

Exhibit B - Page 1

below, and Tenant shall approve such matters, within the times described below:

(a)     Tenant’s written approval of the Design Documents within three (3) business days after receipt of the proposed Design Documents; and

(b)     Tenant’s written approval of a nonbinding preliminary estimate (“Landlord’s Preliminary Estimate”) provided by Landlord of the cost of the Tenant Improvements shown on the Design Documents within three (3) business days after receipt of such estimate; and

(c)      Tenant’s written approval of the Construction Drawings within three (3) business days after receipt of the proposed Construction Drawings.

3.             Construction; Tenant Improvement Costs; Allowance.

3.1.         Tenant’s Payment Obligation; Construction by Landlord. Tenant agrees to pay, as and when provided in this Workletter, for all the Tenant Improvement Costs (defined below) in excess of those payable out of available funds in the Allowance (defined below). Provided that Tenant has paid all such amounts as and when provided in this Workletter, Landlord, through its contractor, shall complete the construction of the Tenant Improvements in a good and workmanlike manner. Landlord shall competitively bid construction of Landlord Work to three (3) qualified general contractors and shall select the lowest responsive bid provided, however, that the selected bid shall be subject to Tenant’s rights under Section 4 below to request a Change Order (defined below) to the approved Construction Drawings to reduce the costs to the extent they exceed the amount of the Allowance.

3.2.         Tenant Improvement Costs. The cost of the Tenant Improvements (“Tenant Improvement Costs”) shall include the following:

(a)   The costs of Landlord’s Architect in connection with preparation of Design Documents, Construction Drawings, any proposed changes thereof, as built plans, coordination of the preparation of any required energy utilization calculations and other work within the scope of its services hereunder plus the fees charged in connection with space planning and design work;

(b)   All costs of obtaining from the applicable city and any other applicable governmental authority, approvals, building permits and occupancy permits, if any;

(c)   All costs of interior design and finish schedule plans and specifications including as-built drawings;

(d)   All direct and indirect (to the extent indirect costs are included in the construction contracts but not Landlord’s separate indirect costs) costs of procuring, installing and constructing the Tenant Improvements, including: (i) the construction fee for overhead and profit and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered or provided by Landlord’s contractor in connection with construction of the Tenant Improvements; (ii) the cost of any services or utilities made available by Landlord; and (iii) a construction management fee payable to Landlord equal to three percent (3%) of the Tenant Improvement Costs;

(d)   Without limiting the generality of the foregoing, the Tenant Improvement Costs include all costs of designing, procuring, constructing and installing Tenant Improvements in compliance with Law as applicable and as interpreted at the time of construction of the Tenant Improvements, including with all building codes and the ADA; and

(e)   All fees payable to Landlord’s Architect if it is required by Tenant, governmental authority or Landlord to redesign any portion of the Tenant Improvements, and all costs in connection with any proposed or approved Change Order in accordance with the provisions of this Workletter.

Exhibit B - Page 2

(f)      Any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises.

Provided however, the Tenant Improvement Costs shall not include, and Tenant shall pay at its sole cost and expense, the following: (i) any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telecommunications equipment, cabling for any of the foregoing, or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, or (ii) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the Premises.

3.3          Allowance. Landlord shall provide the “Allowance in the amount of Ninety Dollars ($90.00) per square foot of the Rentable Area of the Premises, for an aggregate total amount of Four Million Fifty-Seven Thousand Four Hundred Seventy and 00/100 Dollars ($4,057,470.00), which only may be used to pay the Tenant Improvement Costs, provided that, if no later than one hundred eighty (180) days after the date of final completion of the Landlord Work, there remain any unused funds of the Allowance, then up to Two Hundred Twenty-Five Thousand Four Hundred Fifteen and 00/100 Dollars ($225,415.00) of the remaining Allowance may be used by Tenant to pay for its FF&E, cabling, and/or moving costs. Landlord shall retain any excess of unused funds of the Allowance above such amount and shall have no obligation or liability to Tenant with respect to such excess. In addition to the Allowance, Landlord shall provide Tenant an allowance (“Space Plan Allowance”) in the amount of $9,016.60 ($0.20 per square foot of the rentable square feet of the Premises) solely to reimburse Tenant for the reasonable costs of design and engineering the Space Plan. The Space Plan Allowance will be paid to Tenant within thirty (30) days following receipt of an invoice setting forth the amounts and types of costs incurred with reasonable specificity.

3.4.         Other Limitations on Landlord’s Obligations. Upon Substantial Completion of the Tenant Improvements, Landlord shall have no further obligation to construct improvements or construct modifications to or changes in the Tenant Improvements, except to complete the punchlist of Landlord Work remaining to be completed or correct any part thereof not in compliance with the Construction Drawings and any approved modifications thereof.

4.             Costs of Tenant Improvements in Excess of Allowance. As soon as reasonably available after completion and approval by both parties of the Construction Drawings, Landlord shall notify Tenant in writing of the estimated Tenant Improvement Costs (“Landlord’s Cost Statement”). Within five (5) business days after receipt of Landlord’s Cost Statement, Tenant shall, in writing, give Landlord authorization to complete the Tenant Improvements in accordance with the Construction Drawings, and to the extent that the Tenant Improvement Costs exceed the Allowance by more than Four Hundred Five Thousand Seven Hundred Forty-Seven and 00/100 Dollars ($405,747.00), Tenant shall accompany said authorization with a good check made payable to the order of Landlord in the amount equal to the excess of the Tenant Improvement Cost authorized by Tenant over the available Allowance. In such authorization, Tenant may, pursuant to the provisions of this Workletter, request a Change Order (defined below) to the approved Construction Drawings to reduce or delete all or part of such excess costs, but any delay in completion of the Premises resulting from such request for a Change Order or from the changes so made or necessitated shall be chargeable as Tenant Delay. If such written authorization and check (if applicable) are not received by Landlord, Landlord shall not be obligated to commence work on the Premises and any resulting delay in the completion of the Premises shall be chargeable against Tenant as Tenant Delay and as provided in Section 6 of this Workletter. To the extent the Tenant Improvement Costs exceed the Allowance by less than Four Hundred Five Thousand Seven Hundred Forty-Seven and 00/100 Dollars ($405,747.00), Tenant shall pay to Landlord the amount of the excess of the Tenant Improvement Cost over the available Allowance within fifteen (15) days after receipt of written notice from Landlord that the entire amount of the Allowance has been exhausted.

5.             Changes. If Tenant shall request any change, addition or alteration in the approved

Exhibit B - Page 3

Construction Drawings, any such request and Change Order pursuant thereto shall be subject to Landlord’s approval, which shall not unreasonably be withheld, conditioned, or delayed, and subject to such approval, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services and the construction contractor services to prepare a change order (the “Change Order”) in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business days following Tenant’s receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate and if such cost is in excess of the Allowance, Tenant shall accompany such approval with a good check made payable to the order of Landlord in the amount of the estimated cost of preparing the Change Order and performing the work thereto, and the foregoing shall constitute Landlord’s authorization to proceed. If such written authorization, and check if required, are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith. Upon completion of the work of the Change Order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord any such additional amounts in excess of the then available Allowance and funds received from Tenant. If any request by Tenant for a change, addition or alteration in the approved Construction Drawings or processing of any Change Order or any change in work due to a Change Order results in any delay in Substantial Completion of the Landlord Work, such delay shall be chargeable as Tenant Delay.

6.             Tenant Delay. If the Substantial Completion of the Tenant Improvements in the Premises is delayed due to Tenant Delay, then the provisions of Section 2.03 of the Lease shall apply and Tenant shall be responsible for all costs and any expenses occasioned by such delay, including any costs and expenses attributable to increases in labor or materials.

7.             Entry by Tenant. During the Early Access Period, Tenant, its agents and contractors may enter the Premises solely for the purpose of installing Tenant’s Personal Property (defined in Section 3.2 above) as long as such entry will not interfere with the timely and orderly construction and completion of the Premises. Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord’s approval the scope of the work to be performed and the name(s) of the contractor(s) who will perform such work. Such work and such contractors shall be subject to Landlord’s approval in the same manner as for work subject to Section 9.01(a) of the Lease. Such entry shall be without payment of Base Monthly Rent or Rent Adjustments, but such entry and all acts and omissions in connection with it are subject to and governed by all other provisions of the Lease, including Tenant’s indemnification obligations, insurance obligations, obligations under Article Seven and the provisions of Section 9.02 of the Lease.

8.             Force and Effect. The terms and conditions of this Workletter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Should any inconsistency arise between this Workletter and the Lease as to the specific matters which are the subject of this Workletter, the terms and conditions of this Workletter shall control.

Exhibit B - Page 4

EXHIBIT C

LEGAL DESCRIPTION OF THE LAND

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF WASHINGTON, COUNTY OF KING, AND IS DESCRIBED AS FOLLOWS:

Lots 1 through 8, Block 5, A. A. Denny’s Second Addition to the City of Seattle, according to the plat thereof recorded in Volume 1 of Plats, page 30, King County, Washington, except the southwesterly 12 feet of Lots 1, 4, 5 and 8 condemned in District Court Cause No. 7097 for the widening of Second Avenue, as provided by Ordinance No. 1107 of the City of Seattle; and except the easterly 9 feet of Lots 2, 3, 6 and 7 thereof condemned for widening of Third Avenue in King County S. C. No. 54135 as provided in Ordinance No. 14346 of the City of Seattle.

Exhibit C - Page 1

EXHIBIT D

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1.                                      Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant’s employees to loiter in Common Areas or elsewhere about the Building or Property.

2.                                      Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances due to the gross negligence or willful misconduct of Tenant, its agents, employees or invitees shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3.                                      No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant’s cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord’s prior approval, which approval shall not be unreasonably withheld.

4.                                      Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.                                      Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.                                      All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time.

7.                                      Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord’s prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

Exhibit D - Page 1

8.                                      Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant’s Property shall be repaired at Tenant’s sole expense.

9.                                      Corridor doors, when not in use, shall be kept closed.

10.                               Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord’s sole opinion, constitute a nuisance.

11.                               No animals, except service animals, shall be brought into the Building or kept in or about the Premises.

12.                               No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord’s prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.                               Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.                               Tenant shall not take any action which would violate Landlord’s labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord’s or any other tenant’s or occupant’s business or with the rights and privileges of any person lawfully in the Building (“Labor Disruption”). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Indemnitees nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.                               Tenant shall not install, operate or maintain in the Premises or in any other area of the Building electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord’s prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.                               Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees and invitees.

Exhibit D - Page 2

17.                               Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.                               Landlord may from time to time adopt systems and procedures for the security and safety of the Building and Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

19.                               Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord’s sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.                               Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.                               Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to ensure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.                               Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.                               The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

Exhibit D - Page 3

EXHIBIT E

COMMENCEMENT DATE AGREEMENT

1201 TAB OWNER, LLC, a Delaware limited liability company (“Landlord”), and Accolade, Inc., a Delaware corporation (“Tenant”), have entered into a certain Office Lease dated as of              , 2019 (the “Lease”).

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date of the Lease as provided for in Section 2.02(b) of the Lease.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and contained in the Lease, Landlord and Tenant agree as follows:

1.                                      Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2.                                      The Commencement Date (as defined in the Lease) of the Lease is                .

3.                                      The Expiration Date (as defined in the Lease) of the Lease is                   .

4.                                      Tenant hereby confirms the following:

(a)                                 That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b)                                 That the Landlord Work is Substantially Complete; and

(c)                                  That the Lease is in full force and effect.

5.                                      Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

6.                                      The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between Landlord and Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

Exhibit E - Page 1

TENANT:	LANDLORD:

ACCOLADE, INC., a Delaware corporation	1201 TAB OWNER, LLC,
a Delaware limited liability company

By	By:	1201 TAB Manager, LLC,
Print name		a Delaware limited liability company,
Its		its Manager

		By:	Metropolitan Life Insurance Company,
a New York corporation,
its Managing Member

			By:	MetLife Investment Advisors, LLC,
a Delaware limited liability company,
its investment manager

By
Print name
Its

Exhibit E - Page 2

EXHIBIT F

FAIR MARKET RENTAL RATE DETERMINATION

1.                                      Definition of Fair Market Rental Rate. “Fair Market Rental Rate” shall mean the Monthly Base Rent equal to the monthly base rental per rentable square foot which a tenant would pay and which a willing landlord would accept for space comparable to the Premises in the Building and in other buildings of class A standards in Seattle’s Central Business District (the “Applicable Market”) for the period for which such rental is to be paid and for a lease on terms substantially similar to those of the Lease (including, without limitation, those applicable to Taxes, Operating Expenses and exclusions, but also considering so-called net and triple net leases, and leases utilizing operating expense stops or base years, and making appropriate adjustment between such leases and this Lease, as described below), based on prevailing market conditions in the Applicable Market at the time such determination is made (“Comparable Transactions”). Without limiting the generality of the foregoing, Comparable Transactions shall be for a term similar to the term of tenancy and for space comparable in use, floor levels, view and orientation, square footage and location within the Building and in the Applicable Market as the transaction for which Fair Market Rental Rate is being determined; however, leases of unusual or odd shaped spaces shall not be considered. In any determination of Fair Market Rental Rate, the stated or contract monthly net or base rental in Comparable Transactions shall be appropriately adjusted to take into account the different terms and conditions prevailing in such transactions and those present in the Lease, including, without limitation: (a) the extent to which average annual expenses and taxes per rentable square foot payable by tenants in Comparable Transactions vary from those payable by Tenant under the Lease, and so, for example, if the Lease provides for payment of Rent Adjustments and/or certain Operating Expenses on the basis of increases over a base year, then the rate of Monthly Base Rent under the Lease shall be based upon a step-up to change the calendar year which serves as the base year for calculation of the base for such Operating Expenses for the Option Term to be the full calendar year in which the Option Term commences, and such step-up shall be considered in the determination of the Fair Market Rental Rate; (b) tenant improvements, value of existing tenant improvements, the concessions, if any, being given by landlords in Comparable Transactions, such as parking charge abatement, free rent or rental abatement applicable after substantial completion of any tenant improvements, loans at below-market interest rates, moving allowances, space planning allowances, lease takeover payments and work allowances, as compared to any tenant improvement, refurbishment or repainting allowance given to Tenant under the Lease for the space for which Fair Market Rental Rate is being determined; (c) the brokerage commissions, fees and bonuses payable by landlords in Comparable Transactions (whether to tenant’s agent, such landlord or any person or entity affiliated with such landlord), as compared to any such amounts payable by Landlord to the broker(s) identified with respect to the transaction for which Fair Market Rental Rate is being determined; (d) the time value of money; (e) any material difference between the definition of rentable area and the ratio of project rentable to useable square feet in Comparable Transactions, as compared to such figures applicable to the space for which Fair Market Rental Rate is being determined; and (f) the extent to which charges for parking by tenants in Comparable Transactions vary from those payable by Tenant under the Lease.

2.                                      Sealed Estimates. In the event the Lease requires Fair Market Rental Rate to be determined in accordance with this Exhibit, Landlord and Tenant shall meet within fifteen (15) business days thereafter and each simultaneously submit to the other in a sealed envelope its good faith estimate of Fair Market Rental Rate (the “Estimates”). If the higher Estimate is not more than one hundred five percent (105%) of the lower Estimate, then Fair Market Rental Rate shall be the average of the two Estimates. If such simultaneous submission of Estimates does not occur within such fifteen (15) business day period, then either party may by notice to the other designate any reasonable time within five (5) business days thereafter and any reasonable place at or near the Building for such meeting to take place. In the event only one party submits an Estimate at that meeting, such Estimate shall be Fair Market Rental. In the event neither party submits an Estimate at that meeting, the transaction for which Fair Market Rental Rate is being determined shall be deemed cancelled and of no further force or effect.

3.                                      Selection of Arbitrators. If the higher Estimate is more than one hundred five percent (105%) of the lower Estimate, then either Landlord or Tenant may, by written notice to the other within five (5) business days after delivery of Estimates at the meeting, require that the disagreement be resolved

Exhibit F - Page 1

by arbitration. In the event neither party gives such notice, the transaction for which Fair Market Rental Rate is being determined shall be deemed cancelled and of no further force or effect. Within five (5) business days after such notice, the parties shall select as arbitrators three (3) mutually acceptable independent MAI appraisers with experience in real estate activities, including at least five (5) years’ experience in appraising comparable space in Seattle’s Central Business District (“Qualified Appraisers”). If the parties cannot timely agree on such arbitrators, then within the following five (5) business days, each shall select and inform the other party of one (1) Qualified Appraiser and within a third period of five (5) business days, the two appraisers (or if only one (1) has been duly selected, such single appraiser) shall select as arbitrators a panel of three additional Qualified Appraisers, which three arbitrators shall proceed to determine Fair Market Rental Rate pursuant to Section 4 of this Exhibit. Both Landlord and Tenant shall be entitled to present evidence supporting their respective positions to the panel of three arbitrators.

4.                                      Arbitration Procedure. Once a panel of arbitrators has been selected as provided above, then as soon thereafter as practicable each arbitrator shall select one of the two Estimates as the one which, in its opinion, is closer to Fair Market Rental Rate. Upon an Estimate’s selection by two (2) of the arbitrators, it shall be the applicable Fair Market Rental Rate and such selection shall be binding upon Landlord and Tenant. If the arbitrators collectively determine that expert advice is reasonably necessary to assist them in determining Fair Market Rental Rate, then they may retain one or more qualified persons, including but not limited to legal counsel, brokers, architects or engineers, to provide such expert advice. The party whose Estimate is not chosen by the arbitrators shall pay the costs of the arbitrators and any experts retained by the arbitrators. Any fees of any counsel or expert engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.

5.                                      Rent Pending Determination of Fair Market Rental Rate. In the event that the determination of Fair Market Rental Rate has not been concluded prior to commencement of the applicable rental period for the applicable space for which the Fair Market Rental Rate is being determined, Tenant shall pay Landlord Monthly Base Rent and Rent Adjustment Deposits as would apply under Landlord’s Estimate pursuant to Section 2 of this Exhibit until the Fair Market Rental Rate is determined. In the event that the Fair Market Rental Rate subsequently determined is different from the amount paid for the applicable period, then within thirty (30) days after such determination, Tenant shall pay Landlord any greater amounts due and Landlord shall credit Tenant (against the next Monthly Base Rent installments due) for any reduction in the amounts due.

Exhibit F - Page 2

EXHIBIT G

FORM OF LETTER OF CREDIT

SPECIMEN LANGUAGE ONLY

EXHIBIT A

COMERICA BANK HAS PREPARED THIS SPECIMEN UPON THE REQUEST AND BASED ON THE INFORMATION PROVIDED. NO REPRESENTATION AS TO THE ACCURACY OR WILLINGNESS FOR COMMITMENT IS MADE BY COMERICA BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM. WHEN SIGNED, THIS EXHIBIT A WILL BECOME AN INTEGRAL PART OF THE CORRESPONDING STANDBY LETTER OF CREDIT APPLICATION AND AGREEMENT.

APPROVED BY: Accolade, Inc.

APPLICANT’S SIGNATURE	DATE

Beneficiary:	Applicant:
1201 TAB Owner, LLC	Accolade, Inc.
c/o Metropolitan Life Insurance Company	(insert complete address)
425 Market Street, Suite 1050
San Francisco, CA 94105

Specimen Date:	Date and Place of Expiry:
April 29, 2019	(date required) office of Issuing Bank
or any automatically extended date, as herein defined.

Amount:
USD ( amount in words )

We hereby open our Irrevocable Standby Letter of Credit no. <<Instrument ID>> in your favor, for account of Accolade, Inc., for a sum not exceeding USD          (    amount in words     ) available by your draft(s) at sight on Comerica Bank when accompanied by the :following documents:

1.              The original of this Irrevocable Standby Letter of Credit and original Amendment(s) if any.

2.              Beneficiary’s sight draft, drawn on Comerica Bank and referencing this Letter of Credit No. <<Instrument ID>>, in the form attached hereto as Exhibit 1.

Special Conditions:

All signatures must be manually executed in original.

Partial drawings and multiple presentations may be made under this Irrevocable Standby Letter of Credit, provided, however, that each such demand that is paid by us shall reduce the amount available under this Irrevocable Standby Letter of Credit.

It is a condition of this Irrevocable Standby Letter of Credit that it shall be deemed automatically extended without amendment for a period of one year from the present or any future expiration date, unless at least thirty (30) days prior to the expiration date we send you notice by overnight courier that we elect not to extend this Irrevocable Standby Letter of Credit for any such additional period. Said notification will be sent to the address indicated above, unless a change of address is otherwise notified by you to us in writing by receipted mail or courier. Upon such notice to you, you may draw on us for an amount not to exceed the balance remaining in

Exhibit G - Page 1

this Irrevocable Standby Letter of Credit within the then applicable expiration date.

In no event, and without further notice from ourselves, will this Letter of Credit be extended beyond   (final expiration date required)   which shall be the final expiration date of this Letter of Credit.

This Standby Letter of Credit may be successively transferable in its entirety (but not in part) up to the then available amount in favor of a nominated Transferee (“Transferee”), assuming such transfer to such Transferee is in compliance with all applicable U.S. laws and regulations. If transferred, this Standby Letter of Credit must be returned to us together with our transfer form (attached) , duly executed. We are under no obligation to transfer this Standby Letter of Credit until all conditions to transfer set forth herein and under all applicable U.S. and foreign laws and regulations applicable to this Standby Letter of Credit are satisfied. Applicant’s failure to pay transfer charges will not delay or impede the transfer. In case of any transfer, the draft and any required statement must be executed by the Transferee and where the Beneficiary’s name appears within this Standby Letter of Credit, the Transferee’s name is automatically substituted therefor. At the time of the transfer request, the original of this Standby Letter of Credit and any amendment(s) thereto must be provided. Comerica Bank will not assume or undertake any liability or responsibility for verifying, validating or authenticating the authority or rights of any party(ies) requesting the transfer of this Letter of Credit or executing any document(s) in connection therewith.

All fees relating to this Letter of Credit, including any and all transfer related costs shall be paid by the Applicant.

Notwithstanding any preprinted wording to the contrary on our standard transfer form, payment of all transfer fees is for the Applicant’s account.

All drafts required under this Irrevocable Standby Letter of Credit must be marked: “Drawn under Comerica Bank Irrevocable Standby Letter of Credit no. <<Instrument ID>>.”

In the case of cancellation, the original Standby Letter of Credit and all Amendments thereto must be returned to us together with a written request from Beneficiary referencing this Standby Letter of Credit number and authorizing its cancellation.

Except as expressly stated herein, this undertaking is not subject to any agreement, condition or qualification. The obligation of Comerica Bank under this Letter of Credit is the individual obligation of Comerica Bank, and is in no way contingent upon reimbursement with respect thereto.

Please be advised that the term c/o (care of) shown above under the beneficiary is to be used for mailing purposes only and shall not be construed as giving any member, owner, officer, or employee any rights as a beneficiary hereunder unless and until it becomes a named beneficiary of this letter of credit in accordance with the terms hereof. All correspondence, including but not limited to, consent, approval or drawing (if any), must be produced by the then named beneficiary.

We hereby engage with you that drawing(s) made under and in compliance with this Standby Letter of Credit will be duly honored upon presentation to us in person or via courier service to our address: Comerica Bank, International Trade Services, 2321 Rosecrans Ave., 5th floor, El Segundo, CA 90245, Attn: Standby Letter of Credit Dept. on or before the current or any automatically extended date.

This letter of credit is subject to and governed by the laws of the state of New York and the 2007 revision of the Uniform Customs and Practice for documentary credits of the International Chamber of Commerce (publication 600) and, in the event of any conflict, the laws of the state of New York will control. If this credit expires during an interruption of business as described in article 36 of said Publication 600, the bank hereby specifically agrees to effect payment if this credit is drawn against within 30 days after the bank’s resumption of business.

END OF SPECIMEN FORMAT

Exhibit G - Page 2

Exhibit 1 to Letter of Credit

Form of Sight Draft

TO:

COMERICA BANK

INTERNATIONAL TRADE SERVICES

2321 ROSECRANS AVE., 5TH FLOOR

EL SEGUNDO, CA 90245

ATTN: STANDBY LETTER OF CREDIT DEPT

AMOUNT: $	DATE:

AT SIGHT OF THIS DEMAND PAY TO THE ORDER OF    (BENEFICIARY)    THE AMOUNT OF U.S. $      (        U.S. DOLLARS)

DRAWN UNDER COMERICA BANK LETTER OF CREDIT NO.           .

REMIT FUNDS AS FOLLOWS:

[INSERT PAYMENT INSTRUCTIONS]

BENEFICIARY

BY:
NAME:
TITLE:

Exhibit G - Page 3

Request for Full Transfer of a Standby Letter of Credit

Beneficiary Name:                    (“Beneficiary”)

Date                    Address:

To Comerica Bank (“Comerica”)

International Trade Services

Re: Comerica Bank Standby Letter of Credit No.                                                  (herein called the “Credit”).

Dear Sir/Madam:

For value received the undersigned beneficiary hereby irrevocably transfers to:

(Name of Second Beneficiary)

(Address)

all rights of the undersigned beneficiary to draw under the above Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Credit are transferred to the Second Beneficiary and the Second Beneficiary shall have the sole rights as beneficiary under the Credit, including sole rights relating to any increases, extensions, or other amendments. All amendments are to be advised directly to the Second Beneficiary without necessity of any consent of or notice to the undersigned beneficiary.

The original of such Credit is returned herewith together with any and all amendments, and we ask that you record evidence of this transfer on the reverse of the original Credit, add your endorsement, and forward it directly to the Second Beneficiary with your customary notice of transfer.

The undersigned beneficiary understands and agrees that upon transfer of the Credit, we shall cease to be the beneficiary of the Credit and we represent and warrant to you that we shall not attempt to draw on the Credit or otherwise attempt to exercise our former rights under the Credit.

By signing below, the undersigned Beneficiary agrees the instructions provided above to Comerica are binding on the Beneficiary.

The undersigned Beneficiary further represents, warrants and certifies to Comerica that the undersigned Beneficiary has the power and authority to so transfer the Credit and to execute and deliver this Transfer Form unto Comerica, and the person(s) executing this Transfer Form for and on behalf of the undersigned

Exhibit G - Page 4

has/have the requisite power, authority and capacity to do so. The undersigned Beneficiary further acknowledges and agrees that Comerica has no obligation to verify the authenticity of any signature(s) nor the power, authority or capacity of the person(s) executing this Transfer Form, and Comerica shall be permitted to act upon the instructions as provided in this Transfer Form.

Sincerely Yours,

Name of Beneficiary

Authorized Signature

Print Name and Title

Telephone Number

Exhibit G - Page 5

EXHIBIT H

LANDLORD’S CONSENT TO ENCUMBRANCE OF PERSONAL PROPERTY FORMS

LANDLORD’S CONSENT TO ENCUMBRANCE OF PERSONAL PROPERTY

(Comerica Bank)

THIS LANDLORD’S CONSENT TO ENCUMBRANCE OF PERSONAL PROPERTY (the “Consent”) is made as of May 28, 2019 by and between 1201 TAB Owner, LLC, a Delaware limited liability company (“Landlord”), having an address at 425 Market Street, Suite 1050, San Francisco, CA 94105, and Comerica Bank, as administrative agent for the lenders (“Lenders”) under the Loan Agreement described below (the “Agent”) with reference to the following:

A.                                    Landlord is the “Landlord” and Accolade, Inc., a Delaware corporation (“Tenant”), is the “Tenant” under that certain lease dated as of May 28, 2019, entered into by and between Landlord and Tenant (as amended to date or hereafter, the “Lease”). As of the date hereof, the Lease is of the premises particularly described in the Lease (the “Premises”), commonly known as Suites 1700 and 1800 in the building (the “Building”) located at 1201 Third Avenue, Seattle, Washington 98101.

B.                                    Tenant and Agent represent to Landlord that Tenant has borrowed or intends to borrow money and/or obtain other financial accommodations from the Lenders and has granted or will grant to Agent for the benefit of the Lenders a security interest in substantially all of its assets including, but not limited to the property described on Exhibit A hereto, all or part of which is from time to time installed or located at the Premises (the “Personal Property” or the “Collateral”)(the agreement(s) evidencing the foregoing are referred to as the “Loan Agreement”). Notwithstanding the foregoing, the Personal Property or the Collateral shall expressly exclude (a) the Lease and Tenant’s leasehold interest in the Premises and (b) all permanently installed improvements to the Premises and all fixtures (other than movable trade fixtures).

C.                                    Tenant has requested that Landlord consent to the encumbrance of the Collateral and Landlord does not object to such encumbrance upon and subject to the following terms and conditions:

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Agent agree as follows:

1                                         During the term of the Loan Agreement, Landlord hereby consents to the encumbrance of the Collateral and subordinates to the interest of Agent and the Lenders in the Collateral any Landlord’s lien in or to the Collateral existing by reason of the Lease and the installation or location of the Collateral in the Premises; provided, however, that said consent and subordination shall be ineffective to the extent that Agent and the Lenders have released its security interest in the Collateral.

2                                         Subject to Agent’s obligations pursuant to Paragraphs 4 and 5 hereof, Landlord agrees that the Collateral is and shall remain personal property of Tenant.

3                                         Subject to the rights of Tenant under the Lease, Landlord will permit Agent reasonable access onto the Premises for the purpose of exercising any right it may have under the terms of the Loan Agreement, including, without limitation, the right to remove the Collateral, subject to all the terms and conditions hereof.

4                                         To the extent that Tenant or Agent do not remove Collateral which is installed or located in the Premises (a) prior to the expiration or earlier termination of the Lease or (b) with respect to Lenders’ interest in the Collateral only, (i) within fifteen (15) days after expiration of the Lease or (ii) if the Lease is terminated prior to expiration of the term, within fifteen (15) days after the later of the date of such termination or the date that Landlord gives Agent written notice to the address specified herein that the Lease is being terminated (the “Termination Notice”), Landlord may deem such Collateral abandoned

Exhibit H - Page 1

property and sell such Collateral free and clear of any right, title, or interest of Tenant or any security interest or lien of Lenders. Notwithstanding the foregoing, Agent agrees that Landlord will have no liability or obligation to Agent to notify Agent of Tenant’s default under the Lease or of the expiration or earlier termination of the Lease.

5                                         Agent’s right to enter the Premises is further subject to the following terms and conditions:

5.1                               Subject to the rights of Tenant under the Lease, Agent shall have the right to enter onto the Premises and take possession of the Collateral provided that Agent (i) gives Landlord written notice (“Agent Access Notice”) that it seeks to enter and take possession of the Collateral, which notice shall include a representation by Agent that it believes it is entitled under the Loan Agreement to take possession of the Collateral, and (ii) coordinates the date and time of possession with Landlord or Landlord’s managers prior thereto, and such date may be no earlier than forty-eight (48) hours after Landlord’s receipt of such notice and no later than twelve (12) days after Landlord’s receipt of such notice, unless Landlord, in Landlord’s sole discretion, in writing allows entry earlier or later. Tenant agrees that Landlord may rely on such representation by Agent without further inquiry or any obligation to verify same. Tenant hereby waives any claims it may have against Landlord which arise out of or are connected with Landlord’s actions in compliance with such notice from Agent.

5.2                               Notwithstanding anything to the contrary in Section 5.1 above, in no event shall Agentr have the right to enter the Premises during any period for which the rent is unpaid by Tenant, or after expiration or termination of the Lease, unless Agent pays Landlord rent for the period starting on the earlier of the date (a) Agent is given a right of entry to the Premises or (b) of expiration or earlier termination of the Lease and continuing through the date of removal of the Collateral, at the daily rental rate calculated by dividing by thirty (30) the sum of the monthly base rent plus rent equal to the expenses and taxes payable by Tenant for the same period under the Lease (as such amounts are more particularly described in the Lease). Notwithstanding the foregoing, in no event will Agent be required to pay such amount after early termination of the Lease unless and until Agent has either received a Termination Notice or Agent has notified Landlord that it intends to exercise its rights under this Consent. As a condition precedent prior to any entry, Agent shall pay Landlord such rent for fifteen (15) days at such daily rate. In the event Agent vacates the Premises prior to expiration of fifteen (15) days, Landlord shall reimburse Agent for any excess rental paid at the daily rate. Notwithstanding anything to the contrary in this Consent, Agent shall not have any rights whatsoever for its right of entry to be longer than (i) fifteen (15) days after expiration of the Lease term or (ii) with respect to any early termination of the Lease, fifteen (15) days after the later of Agent’s receipt of the Termination Notice or the date of such termination. Notwithstanding anything to the contrary in this Consent, in the event Landlord does not deliver a Termination Notice to Agent with respect to an early termination of the Lease, all rights of Agent to enter the Premises and remove the Collateral will expire on the sixtieth (60th) day after the date of such termination.

5.3                               Agent shall not have the right to conduct or cause to be conducted any auction at the Premises.

5.4                               If Agent, in removing the Collateral, damages any improvements at the Premises or the building of which the Premises is a part, Agent, at its sole expense, shall cause the same to be repaired and restored to a condition at least equal to the condition existing immediately prior to the installation of the Collateral.

6                                         [Reserved]

7                                         [Reserved]

8                                         All representations, warranties and indemnifications made or given by Agent herein, together with any causes of action, rights and remedies which Landlord has or may have as a result of a breach of any term of this Consent, shall survive any expiration or termination of this Consent.

Exhibit H - Page 2

9                                         [Reserved]

10                                  This Consent is only a subordination of lien rights with express terms and conditions of a right of entry; and shall not be deemed or construed to be a consent to anything else including, but not limited to, alterations on the Premises.

11                                  Landlord makes no representation or warranty as to the ownership of the Personal Property or the priority of the security interest or other ownership interest of the Agent or the Lenders. Agent acknowledges that Landlord may, at the request of Tenant, be asked to execute one or more such consents in favor of other personal property lenders and/or personal property lessors. Landlord is under no duty whatsoever to advise Agent in the event the Personal Property described herein shall be scheduled or claimed by any other such lender or personal property lessor. Tenant and Agent hereby agree that Landlord shall have no liability arising out of or relating to the entry by Agent upon the Premises for the purpose of removal of the Personal Property.

12                                  [Reserved]

13                                  This Consent may not be modified or amended except by written agreement of the parties hereto.

14                                  This Agreement may not be recorded.

15                                  All notices required to be given hereunder shall be in writing, and shall be mailed by certified mail, return receipt requested, or by nationally recognized overnight courier service that provides proof of delivery. Notices shall be deemed effective upon the date actually received or receipt is refused.

Notices to Landlord shall be addressed:

1201 TAB Owner, LLC

c/o Wright Runstad & Company

1201 Third Avenue, Suite 520

Seattle, Washington 98101

with copies to the following:

1201 TAB Manager, LLC

c/o Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, California 94105

Attention: Regional Director

Notices to Agent shall be addressed:

Comercia Bank, as agent

Comerica Bank Center

411 W. Lafayette Street

Detroit, Michigan 48226

Attention: Corporate Finance

Exhibit H - Page 3

Notices to Tenant shall be addressed:

Accolade, Inc.

660 West Germantown Pike, Suite 500

Plymouth Meeting, PA 19462

Attn: Legal Department

14                                  In the event either party shall bring any action against the other for any matter arising out of or relating to this Consent, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.

15                                  This Consent shall be binding upon and inure to the benefit of the respective heirs, administrators, successors and assigns to the parties hereto.

16                                  Each of Agent, Landlord and Tenant separately and for itself warrants and represents that the person or persons signing below is or are duly authorized to execute this Consent on its behalf.

17                                  The terms of this Consent shall be of no force or effect unless Landlord receives, within thirty (30) days from the date hereof, a duplicate original of this Consent, duly executed, without change, by Agent and Tenant.

IN WITNESS WHEREOF, the undersigned have duly executed this Landlord’s Consent to Encumbrance of Personal Property as of the day and year first above written.

AGENT:

COMERICA BANK, a Texas banking association

By:	/s/ Walter R Weston
Name:	Walter R Weston
Its:	SVP

LANDLORD:

1201 TAB OWNER, LLC,
a Delaware limited liability company

By:	1201 TAB Manager, LLC,
a Delaware limited liability company,
its Manager

By:	Metropolitan Life Insurance Company,
a New York corporation,
its Managing Member

	By:	MetLife Investment Advisors, LLC,
a Delaware limited liability company,
its investment manager

		By	/s/ Leland Low
		Print name	Leland Low
		Its	Director

AGREED, as of the day and year first above written, for the purposes of Paragraph 11 hereof.

TENANT:
Accolade, Inc.,
a Delaware corporation

By	/s/ Rajeev Singh
Name:	Rajeev Singh
Its	Chief Executive Officer
(Chairman of Board, President or Vice President)

By
Name:
Its
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

EXHIBIT A

DESCRIPTION OF COLLATERAL

All of Tenant’s equipment, furniture, furnishings, moveable trade fixtures, machinery and tools, together with all additions, substitutions, replacements and improvements of like kind

LANDLORD’S CONSENT TO ENCUMBRANCE OF PERSONAL PROPERTY

(Escalate)

THIS LANDLORD’S CONSENT TO ENCUMBRANCE OF PERSONAL PROPERTY (the “Consent”) is made as of May 28, 2019 by and between 1201 TAB Owner, LLC, a Delaware limited liability company (“Landlord”), having an address at 425 Market Street, Suite 1050, San Francisco, CA 94105, and Escalate Capital Partners SBIC III, LP, a Delaware Limited Partnership (the “Lender”), having an address at 6011 W Courtyard Drive, Suite 405, Austin, TX 78730 , with reference to the following:

A.            Landlord is the “Landlord” and Accolade, Inc., a Delaware corporation (“Tenant”), is the “Tenant” under that certain lease dated as of May 28, 2019, entered into by and between Landlord and Tenant (as amended to date or hereafter, the “Lease”). As of the date hereof, the Lease is of the premises particularly described in the Lease (the “Premises”), commonly known as Suites 1700 and 1800 in the building (the “Building”) located at 1201 Third Avenue, Seattle, Washington 98101.

B.            Tenant and Lender represent to Landlord that Tenant has borrowed or intends to borrow money and/or obtain other financial accommodations from Lender and has granted or will grant Lender a security interest in certain property described on Exhibit A hereto, all or part of which is from time to time installed or located at the Premises (the “Personal Property” or the “Collateral”)(the agreement(s) evidencing the foregoing are referred to as the “Loan Agreement”).

C.            Tenant has requested that Landlord consent to the encumbrance of the Collateral and Landlord does not object to such encumbrance upon and subject to the following terms and conditions:

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, Landlord and Lender agree as follows:

1              During the term of the Loan Agreement, Landlord hereby consents to the encumbrance of the Collateral and agrees to subordinate to the interest of Lender in the Collateral any Landlord’s lien in or to the Collateral existing by reason of the Lease and the installation or location of the Collateral in the Premises; provided, however, that said consent and subordination shall be ineffective to the extent that Lender has released its security interest in the Collateral.

2              Subject to Lender’s obligations pursuant to Paragraphs 4 and 5 hereof, Landlord agrees that the Collateral is and shall remain personal property.

3              Subject to the rights of Tenant under the Lease, Landlord will permit Lender reasonable access onto the Premises for the purpose of exercising any right it may have under the terms of the Loan Agreement, including, without limitation, the right to remove the Collateral, subject to all the terms and conditions hereof.

4              To the extent that Tenant or Lender do not remove Collateral which is installed or located in the Premises (a) prior to the expiration or earlier termination of the Lease or (b) with respect to Lender’s interest in the Collateral only, (i) within fifteen (15) days after expiration of the Lease or (ii) if the Lease is terminated prior to expiration of the term, within fifteen (15) days after the later of the date of such termination or the date that Landlord gives Lender written notice to the address specified herein that the Lease is being terminated (the “Termination Notice”), Landlord may deem such Collateral abandoned property and sell such Collateral free and clear of any right, title, or interest of Tenant or any security interest or lien of Lender. Notwithstanding the foregoing, Lender agrees that Landlord will have no liability or obligation to Lender to notify Lender of Tenant’s default under the Lease or of the expiration or earlier termination of the Lease. Notwithstanding anything to the contrary in this Section 4, if Landlord does not give Lender a Termination Notice, Landlord may on the sixtieth (60th) day after the date of such termination deem the Collateral abandoned property and sell the Collateral free and clear of any right, title, interest, security interest or lien of Lender

5              Lender’s right to enter the Premises is further subject to the following terms and conditions;

5.1          Subject to the rights of Tenant under the Lease, Lender shall have the right to enter onto the Premises and take possession of the Collateral provided that Lender (i) gives Landlord written notice that it seeks to enter and take possession of the Collateral, which notice shall include a representation by Lender that it is entitled to take possession of the Collateral, and (ii) coordinates the date and time of possession with Landlord or Landlord’s managers prior thereto, and such date may be no earlier than forty-eight (48) hours after Landlord’s receipt of such notice and no later than twelve (12) days after Landlord’s receipt of such notice, unless Landlord, in Landlord’s sole discretion, in writing allows entry earlier or later. Tenant agrees that Landlord may rely on such representation by Lender without further inquiry or any obligation to verify same. Tenant hereby waives any claims it may have against Landlord which arise out of or are connected with Landlord’s actions in compliance with such notice from Lender.

5.2          Notwithstanding anything to the contrary in Section 5.1 above, in no event shall Lender have the right to enter the Premises during any period for which the rent is unpaid by Tenant, or after expiration or termination of the Lease, unless Lender pays Landlord rent for the period starting on the date that Lender accesses the Premises for purposes of exercising its rights hereunder and continuing through the date of removal of the Collateral, at the daily rental rate calculated by dividing by thirty (30) the sum of the monthly base rent plus rent equal to the expenses and taxes payable by Tenant for the same period under the Lease (as such amounts are more particularly described in the Lease). Notwithstanding the foregoing, in no event will Lender be required to pay such amount after early termination of the Lease unless and until Lender has either received a Termination Notice or Lender has notified Landlord that it intends to exercise its rights under this Consent. As a condition precedent prior to any entry, Lender shall pay Landlord such rent for fifteen(15) days at such daily rate. In the event Lender vacates the Premises prior to expiration of fifteen (15) days, Landlord shall promptly reimburse Lender for any excess rental paid at the daily rate. Notwithstanding anything to the contrary in this Consent, Lender shall not have any rights whatsoever for its right of entry to be longer than (i) fifteen (15) days after expiration of the Lease term or (ii) with respect to any early termination of the Lease, fifteen (15) days after the later of Lender’s receipt of the Termination Notice or the date of such termination. Notwithstanding anything to the contrary in this Consent, in the event Landlord does not deliver a Termination Notice to Lender with respect to an early termination of the Lease, all rights of Lender to enter the Premises and remove the Collateral will expire on the sixtieth (60th) day after the date of such termination.

5.3          Lender shall not have the right to conduct or cause to be conducted any auction at the Premises.

5.4          If Lender, in removing the Collateral, damages any improvements at the Premises or the building of which the Premises is a part, Lender, at its sole expense, shall cause the same to be repaired and restored to a condition at least equal to the condition existing immediately prior to the installation of the Collateral.

6              To the extent permitted by law, Lender shall protect, defend, indemnify and hold harmless Landlord and its agents and managers from and against any and all actions, causes of action, claims, losses, costs, expenses, damages and liabilities, including without limitation reasonable attorneys’ fees, arising out of or in any way connected with this Consent or the exercise of Lender’s rights hereunder except Lender shall not be liable (x) for any diminution in value of the Premises caused by the absence of any Collateral so removed, (y) for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings) claimed by Landlord on its own behalf, or (z) to the extent such liability has resulted from the sole or gross negligence or willful misconduct of Landlord

7              All representations, warranties and indemnifications made or given by Lender herein, together with any causes of action, rights and remedies which Landlord has or may have as a result of a breach of any term of this Consent, shall survive any expiration or termination of this Consent.

8              This Consent is only a subordination of lien rights with express terms and conditions of a right of entry; and shall not be deemed or construed to be a consent to anything else including, but not limited to, alterations on the Premises.

9              Landlord makes no representation or warranty as to the ownership of the Personal Property or the priority of the security interest or other ownership interest of the Lender. Lender acknowledges that Landlord may, at the request of Tenant, be asked to execute one or more such consents in favor of other personal property lenders and/or personal property lessors. Landlord is under no duty whatsoever to advise Lender in the event the Personal Property described herein shall be scheduled or claimed by any other such lender or personal property lessor. Tenant and Lender hereby agree that Landlord shall have no liability arising out of or relating to the entry by Lender upon the Premises for the purpose of removal of the Personal Property.

10           At all times during any entry into the Premises, Lender shall maintain commercial general liability insurance in such form and amounts and with such companies as are reasonably acceptable to Landlord, naming Landlord as an additional insured.

11           This Consent may not be modified or amended except by written agreement of the parties hereto.

12           This Agreement may not be recorded.

13           All notices required to be given hereunder shall be in writing, and shall be mailed by certified mail, return receipt requested, or by nationally recognized overnight courier service that provides proof of delivery. Notices shall be deemed effective upon the date actually received or receipt is refused.

Notices to Landlord shall be addressed:

1201 TAB Owner, LLC

c/o Wright Runstad & Company

1201 Third Avenue, Suite 520

Seattle, Washington 98101

with copies to the following:

1201 TAB Manager, LLC

c/o Metropolitan Life Insurance Company

425 Market Street, Suite 1050

San Francisco, CA 94105

Attention: Regional Director

Notices to Lender shall be addressed:

Escalate Capital Partners SBIC III, LP

6011 W. Courtyard Drive, Suite 405

Austin, TX 78730

tony@escalatecapital.com

Attention: Tony Schell

Notices to Tenant shall be addressed:

Accolade, Inc.

660 West Germantown Pike, Suite 500

Plymouth Meeting, PA 19462

Attn: Legal Department

14           In the event either party shall bring any action against the other for any matter arising out of or relating to this Consent, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.

15           This Consent shall be binding upon and inure to the benefit of the respective heirs, administrators, successors and assigns to the parties hereto.

16           Each of Lender, Landlord and Tenant separately and for itself warrants and represents that the person or persons signing below is or are duly authorized to execute this Consent on its behalf.

17           The terms of this Consent shall be of no force or effect unless Landlord receives, within thirty (30) days from the date hereof, a duplicate original of this Consent, duly executed, without change, by Lender and Tenant.

IN WITNESS WHEREOF, the undersigned have duly executed this Landlord’s Consent to Encumbrance of Personal Property as of the day and year first above written.

LENDER:

Escalate capital Partners SBIC III, LP, a Delaware Limited Partnership

By:	/s/ William A. Schell
Name:	William A. Schell
Its:	Member & GP

LANDLORD:

1201 TAB OWNER, LLC,
a Delaware limited liability company

By:	1201 TAB Manager, LLC,
a Delaware limited liability company,
its Manager

By:	Metropolitan Life Insurance Company,
a New York corporation,
its Managing Member

	By:	MetLife Investment Advisors, LLC,
a Delaware limited liability company,
its investment manager

		By	/s/ Leland Low
		Print name	Leland Low
		Its	Director

AGREED, as of the day and year first above written, for the purposes of Paragraph 11 hereof.

TENANIT:
Accolade, Inc.,
a Delaware corporation

By	/s/ Rajeev Singh
Name:	Rajeev Singh
Its	Chief Executive Officer
(Chairman of Board, President or Vice President)

By
Name:
Its
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

EXHIBIT A

DESCRIPTION OF COLLATERAL

All of Tenant’s equipment, furniture, furnishings, moveable trade fixtures, machinery and tools, together with all additions, substitutions, replacements and improvements of like kind

EXHIBIT I

Form of Subordination, Non-disturbance and Attornment Agreement

LENDER’S FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

1.Loan No. 339508

2.RECORDING REQUESTED BY

3.WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.

720 East Wisconsin Ave. - Rm N16WC

Milwaukee, WI 53202

Attn:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT is entered into as of               , 20   , between                           , a                  , whose mailing address is                                                  , (“Tenant”), 1201 TAB Owner, LLC, a Delaware limited liability company, whose mailing address is c/o Metropolitan Life Insurance Company, 425 Market Street, Suite 1050, San Francisco, CA 94105 (“Borrower”), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (“Lender”), whose address for notices is 720 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Real Estate Investment Department, Reference Loan No. 339508.

RECITALS

A.            Tenant is the lessee or successor to the lessee, and Borrower is the lessor or successor to the lessor under a certain lease dated as of                     , 20     (the “Lease”).

B.            Lender has made, or will make, a mortgage loan to be secured by a mortgage, deed to secure a debt or deed of trust from Borrower for the benefit of Lender (as it may be amended, restated or otherwise modified from time to time, the “Lien Instrument”) encumbering the fee title to and/or leasehold interest in the land described in Exhibit A attached hereto and the improvements thereon (collectively, the “Property”), wherein the premises covered by the Lease (the “Demised Premises”) are located.

C.            Borrower and Lender have executed, or will execute, an Absolute Assignment of Leases and Rents (the “Absolute Assignment”), pursuant to which (i) the Lease is assigned to Lender and (ii) Lender grants a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease until the revocation by Lender of such license, at which time all rents, income and other sums payable under the Lease are to be paid to Lender.

D.            Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease.

E.            Tenant acknowledges that, as its consideration for entering into this Agreement, Tenant will benefit by entering into an agreement with Lender concerning Tenant’s relationship with any purchaser or transferee of the Property (including Lender) in the event of foreclosure of the Lien Instrument or a transfer of the Property by deed in lieu of foreclosure (any such purchaser or transferee and each of their respective successors or assigns is hereinafter referred to as “Successor Landlord”).

Exhibit I - Page 1

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, Borrower and Lender agree as follows:

1.             Tenant and Borrower agree for the benefit of Lender that:

(a)                                 Tenant shall not pay, and Borrower shall not accept, any rent or additional rent more than one month in advance;

(b)                                 Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice and 45 days to cure such default;

(c)                                  Tenant, upon receipt of notice from Lender that it has exercised its rights under the Absolute Assignment and revoked the license granted to Borrower to collect all rents, income and other sums payable under the Lease, shall pay to Lender all rent and other payments then or thereafter due under the Lease, and any such payments to Lender shall be credited against the rent or other obligations due under the Lease as if made to Borrower;

(d)                                 Tenant will not conduct any dry cleaning operations on the Demised Premises using chlorinated solvents nor will Tenant use any chlorinated solvents in the operation of their business on the Demised Premises; and

(e)                                  Tenant shall pay any fee payable with respect to the termination of a Lease which exceeds $1,000,000 directly to Lender.

2.             The Lease is hereby subordinated in all respects to the Lien Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement, but Tenant waives, to the fullest extent it may lawfully do so, the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure proceeding.

3.             Borrower, Tenant and Lender agree that, unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

4.             If the interests of Borrower in the Property are acquired by a Successor Landlord:

(a)                                 If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease, the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in this Agreement;

(b)                                 Tenant agrees to attorn to Successor Landlord as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, including any renewal options which are exercised in accordance with the terms of the Lease;

(c)                                  The interests so acquired shall not merge with any other interests of Successor Landlord in the Property if such merger would result in the termination of the Lease;

(d)           If, notwithstanding any other provisions of this Agreement, the acquisition by Successor

Exhibit I - Page 2

Landlord of the interests of Borrower in the Property results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Successor Landlord and Tenant on the same terms and conditions as the Lease, except as modified by this Agreement, for the remainder of the term of the Lease with renewal options, if any; and

(e)                                  Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Successor Landlord’s acquisition of the interests of Borrower in the real estate, have the same remedies against Successor Landlord for the breach of the Lease that Tenant would have had under the Lease against Borrower if the Successor Landlord had not succeeded to the interests of Borrower; provided, however, that Successor Landlord shall not be:

(i)                                     Liable for the breach of any representations or warranties set forth in the Lease or for any act, omission or obligation of any landlord (including Borrower) or any other party occurring or accruing prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises, except for any repair and maintenance obligations of a continuing nature as of the date of such acquisition;

(ii)                                  Liable for any obligation to construct any improvements in, or make any alterations to, the Demised Premises, or to reimburse Tenant by way of allowance or otherwise for any such improvements or alterations constructed or made, or to be constructed or made, by or on behalf of Tenant in the Demised Premises;

(iii)                               Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Successor Landlord’s acquisition of the interests of Borrower in the Demised Premises;

(iv)                              Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Successor Landlord;

(v)                                 Bound to Tenant subsequent to the date upon which Successor Landlord transfers its interest in the Demised Premises to any third party;

(vi)                              Liable to Tenant under any indemnification provisions set forth in the Lease; or

(vii)                           Liable for any damages in excess of Successor Landlord’s equity in the Property.

The provisions of this paragraph shall be effective and self-operative immediately upon Successor Landlord succeeding to the interests of Borrower without the execution of any other instrument.

5.             Tenant represents and warrants that Tenant, all persons and entities owning (directly or indirectly) an ownership interest in Tenant and all guarantors of all or any portion of the Lease: (i) are not, and shall not become, a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order

Exhibit I - Page 3

Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not, and shall not become, a person or entity with whom Lender is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) and (ii) above.

6.             This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, and shall remain in full force and effect notwithstanding any renewal, extension, increase, or refinance of the indebtedness secured by the Lien Instrument, without further confirmation. Upon recorded satisfaction of the Lien Instrument, this Agreement shall become null and void and be of no further effect.

[signature pages follow]

Exhibit I - Page 4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TENANT: , a

By
Print name
Its

[INSERT ACKNOWLEDGEMENT]

(Signatures of Borrower and Lender continued on following pages)

Exhibit I - Page 5

(Signatures continued)

BORROWER:

1201 TAB OWNER, LLC,
a Delaware limited liability company

By:	1201 TAB Manager, LLC,
a Delaware limited liability company,
Its Manager

	By:	Metropolitan Life Insurance Company,
a New York corporation,
Its Managing Member

By:
Name:
Title:

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On this      day of                , 20    before me                    (notary public), personally appeared                                 (print name), who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(notary public)

(NOTARY SEAL)

(Signature of Lender continued on following pages)

Exhibit I - Page 6

(Signatures continued)

LENDER:	THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY, a Wisconsin
corporation

	By:	Northwestern Mutual Real Estate
Investments, LLC, a Delaware limited
Liability company, its wholly-owned
affiliate and authorized representative

By:
, Managing Director

Attest:
, Assistant Secretary

Add appropriate acknowledgment for Northwestern

Add scriveners statement

Exhibit I - Page 7